                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-2

                           GTECH HOLDINGS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                  [GTECH LOGO]

                           GTECH HOLDINGS CORPORATION

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON AUGUST 5, 2002

                            ------------------------

To Our Shareholders:

     The Annual Meeting of Shareholders (the "Meeting") of GTECH Holdings Corporation (the "Company") will be held at 4:00 o'clock p.m. on Monday, August 5, 2002, at the Company's corporate headquarters, 55 Technology Way, West Greenwich, Rhode Island, for the following purposes:

     1. To elect two directors to serve for a three-year term and one director to serve for a one-year term;

     2. To vote on a proposal to approve the Company's 2002 Omnibus Stock Option and Long-Term Incentive Plan; and

     3. To transact such other business as may properly come before the Meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on June 7, 2002, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting and any adjournments thereof.

     All shareholders are cordially invited to attend the Meeting in person. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. Returning your proxy card does not deprive you of your right to attend the Meeting and vote your shares in person.

                                      By order of the Board of Directors,

                                      MARC A. CRISAFULLI, Secretary

June 20, 2002

                           GTECH HOLDINGS CORPORATION
                               55 TECHNOLOGY WAY
                            WEST GREENWICH, RI 02817
                            ------------------------

                                PROXY STATEMENT

     This proxy statement, which is being sent to shareholders on or about June 21, 2002, is furnished in connection with the solicitation of proxies by the Board of Directors of GTECH Holdings Corporation (the "Company") for use at the forthcoming Annual Meeting of Shareholders to be held on August 5, 2002 (the "Meeting"), and at any adjournments thereof.

     At the close of business on June 7, 2002, the record date for determination of shareholders entitled to notice of, and to vote at, the Meeting, there were outstanding an aggregate of 57,269,453 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), the Company's only class of securities entitled to vote at the Meeting. The aggregate number of outstanding shares of Common Stock set forth above reflects the 2-for-1 stock split of the Common Stock effected in the form of a stock dividend distributed on May 23, 2002 to shareholders of record as of May 16, 2002.

VOTING AND REVOCABILITY OF PROXIES

     Each share of Common Stock is entitled to one vote on all matters to come before the Meeting. In the election of directors, assuming a quorum is present, the three nominees receiving the highest number of votes cast at the Meeting will be elected. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Meeting is required for approval of Proposal 2, assuming that the total vote cast with respect to that Proposal represents a majority of the outstanding shares of Common Stock entitled to vote at the Meeting. If a proxy is marked as "withhold authority" or "abstain" on any matter, or if specific instructions are given that no vote be cast on any specific matter (a "Specified Non-Vote"), the shares represented by such proxy will not be voted on such matter. Abstentions on Proposal 2 will be included within the number of shares present at the Meeting and entitled to vote for purposes of determining whether such matter has been authorized, but broker non-votes and other Specified Non-Votes will not be so included.

     Your proxy may be revoked at any time prior to its exercise by giving written notice to the Secretary of the Company at the offices of the Company set forth above, by presenting a duly executed proxy bearing a later date or by voting in person at the Meeting, but your mere attendance at the Meeting will not revoke your proxy. Your proxy, when properly executed, will be voted in accordance with the specific instructions indicated on your proxy card. Unless contrary instructions are given, your proxy will be voted FOR the election of the three nominees for director, as provided in Proposal 1 below; FOR approval of the Company's 2002 Omnibus Stock Option and Long-Term Incentive Plan as provided in Proposal 2 below; and, to the extent permitted by applicable rules of the Securities and Exchange Commission (the "SEC"), in accordance with the judgment of the persons voting the proxies upon such other matters as may come before the Meeting and any adjournments thereof. See "Other Matters" below.

                           1.  ELECTION OF DIRECTORS

     The Certificate of Incorporation and the By-Laws of the Company provide that the number of directors shall be such number, not less than six and not more than twelve, as the Board may designate, from time to time, by resolution, to be divided into three classes as nearly equal in number as possible. The Board of Directors by resolution currently has designated that eight directors shall constitute the whole Board. The classes of directors which comes up for election at the Meeting consist of two directors to be elected for a three-year term and one director to be elected for a one-year term. The Board of Directors has nominated, and recommends the election by the shareholders of, the following two persons to serve as directors of the

Company until the 2005 Annual Meeting, and until their successors are elected and have qualified, subject to earlier death, resignation, retirement or removal from office:

                      The Rt. Hon. Sir Jeremy Hanley KCMG
                                  Anthony Ruys

     In addition, the Board of Directors has nominated for election the following person to serve as a director until the 2003 Annual Meeting and until his successor is elected and has qualified, subject to earlier death, resignation, retirement or removal from office:

                       Lt. Gen. (Ret.) Emmett Paige, Jr.

     Sir Jeremy Hanley, Mr. Ruys and General Paige are presently serving as directors of the Company.

     Although the Board of Directors has no reason to believe that any of the nominees will be unable to serve, if such should occur, proxies will be voted (unless marked to the contrary) for such person or persons, if any, as shall be recommended by the Board of Directors. However, proxies will not be voted for the election of more than three directors.

     The following table sets forth, as of June 1, 2002, certain information with respect to each of the above nominees for election as a director at the Meeting and each director whose term of office will continue after the Meeting:

                                                                          PRESENT
                                                              DIRECTOR     TERM
NAME, AGE AND OCCUPATION(1)                                    SINCE      EXPIRES
---------------------------                                   --------    -------
NOMINEES FOR ELECTION AT THE MEETING:
The Rt. Hon. Sir Jeremy Hanley KCMG, 56.....................    2001(2)    2002

     Member, European Advisory Board, of Credit Lyonnais, the French financial institution, since January 2000;
     Non-Executive Director of the Arab-British Chamber of
     Commerce, a trade organization, since January 1999;
     Chairman of AdVal Group plc, a human resources consultancy and provider of technology based learning and development products and services, since May 1998;
     and Non-Executive Director of the ITE Group plc, an exhibition and conference organizer, since February
     1998. Previously, Sir Jeremy Hanley was a Member of the
     United Kingdom Parliament from April 1983 through May
     1997, during which time he held various ministerial posts in the Government of the United Kingdom, including Cabinet Minister without Portfolio, Minister of State for Foreign and Commonwealth Affairs, Minister of State for the Armed Forces and Under-Secretary of State for Northern Ireland. Sir Jeremy Hanley has also served as the Chairman of the Conservative Party in the United Kingdom, where he is qualified as a chartered accountant.

Lt. Gen. (Ret.) Emmett Paige, Jr. (USA), 71.................    1997       2002

     Vice President of Lockheed Martin Information
     Technology Company responsible for the DOD and Intelligence lines of business. Previously, he was the President and Chief Operating Officer of OAO
     Corporation, a systems engineering and information systems and services company, from August 1988 through May 1993, and again from May 1997 through November
     2001. Prior to this, General Paige had spent a 41-year career with the United States Army, working his way up through the Army ranks and had served as the Assistant
     Secretary of Defense for command, control, communications, computers and intelligence from May
     1993, and as the Department of Defense chief information officer from August 1996, until May 23, 1997.

                                                                          PRESENT
                                                              DIRECTOR     TERM
NAME, AGE AND OCCUPATION(1)                                    SINCE      EXPIRES
---------------------------                                   --------    -------
Anthony Ruys, 54............................................    1996       2002

     Chairman of the Executive Board of Heineken N.V., a
     Netherlands-based international brewery group, since
     April 2002 and a Board Member since 1993. Prior to
     this, Mr. Ruys served as Vice Chairman of the Executive
     Board of Heineken from 1996 through April 2002, and,
     from 1974 to 1993, in increasingly senior positions
     within the Unilever Group, a Netherlands and U.K.-based
     consumer goods conglomerate. In addition, Mr. Ruys has
     served as a Member of the Dutch Tourist Board and as a
     Member of the Board of the Rembrandt Foundation, each
     since 1995, and in 2001 was elected to serve as a
     Member of the Board of the Robeco Group, a European
     investment fund company.
DIRECTORS WHOSE TERMS CONTINUE BEYOND THE MEETING:
Howard S. Cohen, 55.........................................    2001(2)    2004

     President and Chief Executive Officer since March 2001.
     Previously, Mr. Cohen was President and Chief Executive
     Officer of the "new" Bell & Howell, a leading information solutions and services provider, from January 2000 to January 2001; President, Chief
     Executive Officer and Chairman of Sidus Systems, Inc., a Toronto Canada based systems integrator, contract manufacturer and distributor, from 1998 to 2000; and President, Chief Executive Officer, and Chief Operating
     Officer of Peak Technologies Group, a systems integrator of data capture, printing, service solutions and software products, from 1996 to 1998. Prior to this, Mr. Cohen was president of OCE Systems, Inc., a U.S. subsidiary of the Netherlands-based OCE
     Corporation, which specializes in printing systems and reprographic equipment, from 1992 to 1996.

Robert M. Dewey, Jr., 70....................................    1995       2004

     Retired. Mr. Dewey served as Senior Advisor, Donaldson,
     Lufkin & Jenrette, Inc. ("DLJ"), an investment banking firm, from January 1998 through December 1999.
     Previously, Mr. Dewey was the Chairman of Autranet,
     Inc., a wholly-owned subsidiary of DLJ, from January
     1996 to January 1998, and Managing Director,
     Institutional Equities Division, of Donaldson, Lufkin &
     Jenrette Securities Corporation, a subsidiary of DLJ, from 1983 through June 1995.

Burnett W. Donoho, 62.......................................    1992(3)    2003

     Consultant. Mr. Donoho served as President and Chief
     Executive Officer of Wellbridge Company, formerly Club
     Sports International (an operator of upscale health clubs) from November 1998 through September 2000. Prior to this, Mr. Donoho was a self-employed retail consultant from January 1998 to October 1998; Vice
     Chairman and Chief Operating Officer of Montgomery
     Ward, Inc., a privately held department store, from February 1997 through December 1997; a self-employed retail consultant from December 1994 through February
     1997; the Vice Chairman and Chief Operating Officer of
     Macy's East, a division of R. H. Macy & Co., Inc., a department store chain, from July 1992 until December
     1994; a member of Ernst & Young's Great Lakes
     Management Consulting Group from June 1991 to June
     1992; consultant to and superintendent of the Chicago
     Public Schools from November 1990 to May 1991; and
     President of Marshall Field and Co., a department store chain, from 1984 to June 1990. Mr. Donoho is also a director of OfficeMax, Inc.

                                                                          PRESENT
                                                              DIRECTOR     TERM
NAME, AGE AND OCCUPATION(1)                                    SINCE      EXPIRES
---------------------------                                   --------    -------
Philip R. Lochner, Jr., 59..................................    2001(2)    2004

     Director and Consultant. Mr. Lochner is a director of Apria Healthcare Group Inc., CLARCOR Inc. and the
     Company, and is a Member of the Board of Governors of the American Stock Exchange. Mr. Lochner served as
     Senior Vice President and Chief Administrative Officer of Time Warner, Inc., the media and entertainment company, from July 1991 through June 1998. Previously,
     Mr. Lochner served as a Commissioner on the United
     States Securities and Exchange Commission from March
     1990 to July 1991.

W. Bruce Turner, 42(4)......................................    1999       2003

     Mr. Turner was elected the non-executive Chairman of the Company by the Board in July 2000, and subsequently served as the Company's acting Chief Executive Officer prior to the appointment of Mr. Cohen as Chief
     Executive Officer. Previously, Mr. Turner was an independent consultant and private investor from February 1999 to July 2000. Mr. Turner was a Managing
     Director, Equity Research, for Salomon Smith Barney
     (formerly Salomon Brothers) from January 1994 until
     February 1999; director, Leisure Equity Research for
     Raymond James & Associates from October 1989 until
     January 1994; and Supervisor, Customer Relations for
     Tampa Electric Company from June 1986 until October
     1989. Prior to entering the private sector, Mr. Turner served as a Field Artillery Officer in the United
     States Army from May 1981 until May 1986. Mr. Turner is also a director of Ameristar Casinos, Inc.

---------------
(1) Except as otherwise noted, the named individuals have had the occupations indicated (other than directorships) for at least five years.

(2) Messrs. Cohen and Lochner and Sir Jeremy Hanley were elected by the Board of Directors to serve as directors of the Company in March 2001, January 2001 and April 2001, respectively.

(3) Mr. Donoho was a director of the Company from May 1990 to June 1991 and was again elected a director of the Company in October 1992.

(4) See "Summary Compensation Table" and "Additional Information -- Employment Agreements and Arrangements" below.

NOMINATION OF DIRECTORS AND RELATED MATTERS

     The Company's Nominating Committee (see below) has recommended to the Board of Directors that Sir Jeremy Hanley, Mr. Ruys and General Paige be approved, and they have been approved, as the Board's nominees for election as directors at the Meeting.

     The Company's By-Laws (Article II, Section 10) also permit shareholders entitled to vote in the election of directors to nominate candidates for election as directors, but, as recently amended, generally only if written notice of a shareholder's intention to do so has been received by the Company:
(i) with respect to an election to be held at an Annual Meeting of shareholders, not less than 90 nor more than 120 days prior to the first anniversary date of the preceding year's Annual Meeting, except that if the date of the Annual Meeting at which the election is to be held is more than 30 days earlier or more than 70 days later than such anniversary date, such notice may be received by the Company not later than 10 days after the date the Company first publicly announces the date of the Annual Meeting; and (ii) with respect to an election to be held at a special meeting of shareholders, not earlier than 120 days prior to such special meeting and not later than 90 days prior to such special meeting or 10 days after the Company first publicly announces the date of the Annual Meeting. The By-Laws set forth specific requirements for a shareholder's notice of intention to nominate directors, including, without limitation, specified information concerning the nominating shareholder and the person(s) proposed to be nominated, and reference is made to the By-Laws for such requirements.

INFORMATION CONCERNING MEETINGS AND CERTAIN COMMITTEES

     The Board of Directors held five formal meetings during fiscal 2002 (which ended February 23, 2002), and also conferred informally and took formal action by unanimous written consent on a number of additional occasions. The Board has the following standing committees: an Audit Committee, a Compensation Committee, a Nominating Committee, and a Corporate Governance and Compliance Committee. The Audit Committee's members during fiscal 2002 were and currently are Messrs. Dewey and Donoho and Sir Jeremy Hanley. The primary role of the Audit Committee is to assist the Board in fulfilling the Board's responsibility to oversee management's conduct of the Company's financial reporting process. The responsibilities and processes of the Audit Committee are more fully described in the Audit Committee Charter under which the Committee operates. The Audit Committee Charter, which was adopted by the Board, is attached as an appendix to this proxy statement. During fiscal 2002 the Audit Committee held three formal meetings and, in addition, the Chairman of the Audit Committee met with the Company's senior management and independent accountants three times to review the Company's quarterly financial results. See "Additional Information -- Report of the Audit Committee" below. The Compensation Committee's members at the commencement of fiscal 2002 were Lord Moore, General Paige and Mr. Ruys. In July 2001, Mr. Donoho was appointed to the Compensation Committee replacing Lord Moore, who had retired from the Board, and in October 2001 Mr. Lochner was appointed to the Compensation Committee. The Compensation Committee is responsible for administering the Company's stock option and certain other compensation plans and is authorized to review and approve specific executive compensation arrangements and other matters referred to it by the Board and to recommend policies respecting the compensation of executive officers of the Company generally. During fiscal 2002, the Compensation Committee met, conferred and took formal action on a number of occasions. See "Additional
Information -- Executive Compensation Report of the Compensation Committee" below. The Nominating Committee's members at the commencement of fiscal 2002 were Messrs. Dewey, Ruys and Turner and General Paige. In July 2001, the Nominating Committee was reorganized to consist of Messrs. Turner, Cohen and Dewey. The Nominating Committee makes recommendations to the Board concerning qualified candidates for election as directors. The Nominating Committee did not meet formally during fiscal 2002 but conferred informally on a number of occasions. The Corporate Governance and Compliance Committee's members at the commencement of fiscal 2002 were Messrs. Dewey, Donoho, Lochner, Ruys and Turner, General Paige and Lord Moore. In April 2001, Sir Jeremy Hanley was appointed to, and in July 2001 Lord Moore and Mr. Turner retired from, the Corporate Governance and Compliance Committee. The function of the Committee, which met five times during fiscal 2002, is to oversee matters of corporate governance and ethical compliance.

     During fiscal 2002, all directors attended in person or by conference telephone at least 75% of all formal meetings of the Board of Directors and committees of the Board on which they served.

COMPENSATION OF DIRECTORS

     During fiscal 2002, directors who were not employees of the Company, were entitled to annual directors' fees ("Annual Fees") at the rate of $30,000 per year, plus additional fees ("Other Fees") in the amount of $1,000 per day (other than for a day on which there was a meeting of the Board) for attending committee or other meetings or functions relating to Company business, plus $1,000 per day (other than a day for which such director received the aforementioned $1,000 per diem) for any day during which such director was required to spend more than five hours in connection with certain administrative matters relating to the Company's business. Directors also are reimbursed for expenses. The Company pays directors fees in arrears and on a semi-annual basis. Messrs. Turner and Cohen are parties to employment agreements with the Company, and, accordingly were not eligible to receive, and did not receive, directors fees with respect to fiscal 2002. See "Additional Information -- Summary Compensation Table" and "-- Employment Agreements and Arrangements," below. Non-employee directors of the Company are entitled, under the Company's 1998 Non-Employee Directors' Stock Election Plan, to elect to receive all or a portion of their directors' fees in the form of shares of Common Stock of the Company valued at fair market value.

     From time to time non-employee directors provide special services for the Company for which they receive additional compensation. During fiscal 2002, the following amounts in addition to the annual directors' fee and usual committee meeting fees were paid to directors in cash for special services as directors:
Mr. Dewey -- $13,000; Mr. Donoho -- $7,000; Sir Jeremy Hanley -- $8,000; Mr. Lochner -- $12,000; General Paige -- $4,000; and Mr. Ruys -- $6,000.

     The Company's 1999 Non-Employee Directors' Stock Option Plan (the "1999 Plan"), provided for automatic grants to each non-employee director, shortly following each Annual Meeting of Stockholders, of a nonqualified stock option for (as adjusted to reflect the 2-for-1 stock split of the Company's Common Stock effected with respect to shareholders of record as of May 16, 2002) 20,000 shares of Common Stock with a per share exercise price equal to the average of the high and low sale price of a share of Common Stock as reported on the New York Stock Exchange Composite Transactions Tape on the date of grant. Such options became exercisable approximately one year following the date of grant and extended for a ten-year term. (In December 2000, the Board of Directors amended the 1999 and 1996 Plans to extend the terms of options granted from five years to ten years from the date of grant.) Pursuant to the 1999 Plan, on July 12, 2001, each of the six non-employee directors then in office was granted (on a post-split basis) a 20,000 share option with an exercise price of $17.57 per share. The 1999 Plan replaced the similar 1996 Non-Employee Directors' Stock Option Plan, which expired by its terms on December 31, 1998. The 1999 Plan expired by its terms on December 31, 2001.

     Assuming that the shareholders approve the 2002 Omnibus Stock Option and Long-Term Incentive Plan, as described in Proposal 2 below, the Company anticipates that future grants will be made to the non-employee directors under the 2002 Plan at such times and in such amounts as the Compensation Committee may in its discretion determine.

     See Proposal 2 -- "Approval of the 2002 Omnibus Stock Option and Long-Term Incentive Plan", and "Additional Information -- Employment Agreements and Arrangements" below.

               2.  APPROVAL OF THE 2002 OMNIBUS STOCK OPTION AND
                            LONG-TERM INCENTIVE PLAN

     At the meeting, the shareholders also will be asked to approve the 2002 Omnibus Stock Option and Long-Term Incentive Plan (the "2002 Plan") which was adopted by the Company's Board of Directors in June 2002. A summary of the 2002 Plan appears below, and a copy of the 2002 Plan is attached as an Appendix to this proxy statement.

     The Board approved the 2002 Plan, which authorizes grants ("Grants") of stock options, restricted stock, stock appreciation rights and performance awards respecting, in the aggregate, 4,000,000 shares of Common Stock ("Shares"), because it firmly believes that having such Shares available for Grants is an essential element of compensation if the Company is to be able, in this highly competitive environment, to attract and retain the officers, employees and non-employee directors upon which the Company's continued success will, in large part, depend. The Board further believes that with respect to the type of options and stock appreciation rights to be granted under the 2002 Plan, such Grants are a particularly beneficial form of compensation because, since their exercise price is not less than the fair market value on the date of Grant, such Grants only become of real value if the price of the Shares rises. Whether or not Grants take the form of options to purchase Shares, the Board believes that the 2002 Plan, which fosters the ownership of Shares by officers, employees and non-employee directors, serves to more closely align the interests of the Company's officers, employees and directors with other shareholders in having the Company prosper and Share value increase.

     The Company currently has two other option plans for officers and key employees, the 1997 Stock Option Plan (the "1997 Plan") and the 2000 Omnibus Stock Option and Long-Term Incentive Plan (the "2000 Plan"), but, as of June 1, 2002 fewer than 725,000 Shares remained available for future grants of options under the 1997 Plan and the 2000 Plan. The Company currently has no option plan available for grants to its non-employee directors. The number of Shares available for grant under the 1997 Plan and the 2000 plan is clearly insufficient to meet the Company's needs. This consideration, together with the lack of a vehicle to make grants to the Company's non-executive directors, has led the Board to request shareholder approval of the 2002 Plan.

     As of the date of this proxy statement, no Grants have been made under the new 2002 Plan, and the Compensation Committee (which is responsible for Grants under the 2002 Plan) has not made any final determination as to specific Grants to be made under the 2002 Plan.

     THE BOARD OF DIRECTORS BELIEVES THAT THE 2002 OMNIBUS STOCK OPTION AND LONG-TERM INCENTIVE PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND RECOMMENDS A VOTE FOR APPROVAL OF SUCH PLAN.

SUMMARY OF THE 2002 PLAN

     The following description of the 2002 Plan is intended merely as a summary of the principal features of the Plan and is qualified in its entirety by reference to the provisions of the Plan itself, which is attached as an Appendix to this proxy statement.

     The 2002 Plan authorizes up to an aggregate of 4,000,000 Shares for issuance. Generally, Shares subject to Grants under the 2002 Plan which remain unvested or unexercised upon expiration or earlier termination of such Grants, any Shares that are subject to a Grant that are forfeited, and Shares withheld to pay taxes will once again become available for Grants under the 2002 Plan. If Shares are used to pay the exercise price, only the number of Shares issued net of the Shares so used will be counted against the number of Shares available under the 2002 Plan. The 2002 Plan does not permit the repricing of Grants, except in connection with capital adjustments and certain corporate transactions (including a change in control) as contemplated in Sections 10 and 12 of the 2002 Plan. Authorized but unissued Shares or treasury Shares may be issued under the 2002 Plan.

     Under the 2002 Plan, the Committee may award stock options, stock appreciation rights, restricted stock awards and performance awards. The 2002 Plan limits the number of Shares that may be granted subject to restricted stock awards, performance awards and stock appreciation rights to not more than 1,000,000 in the aggregate.

     The 2002 Plan is to be administered by a Committee of the Board (currently the Compensation Committee, the "Committee") which Committee is given broad discretion under the 2002 Plan. The 2002 Plan authorizes the Committee to make Grants to officers and other employees and to non-employee directors of the Company and its subsidiaries.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     The Committee may award incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) ("ISOs"), and nonqualified stock options ("NQSOs"). ISOs, which the 2002 Plan provides may only be granted to employees of the Company, offer grantees certain tax advantages (discussed below) which are not available with NQSOs. The Committee determines the terms of option awards, including the amount, exercise price, vesting schedule and term. If the Committee does not establish an alternative vesting schedule, Grants of options vest in equal installments over four years. Options under the 2002 Plan become exercisable at such time or times as the Committee may specify, but not later than ten years from the date of Grant. The per Share exercise price with respect to Grants of options may not be less than the fair market value of a Share on the date the option is granted. Under certain circumstances, the 2002 Plan permits the exercise price of options to be paid in whole or in part in the form of unrestricted Shares owned by the grantee. Grants under the 2002 Plan are not transferable by participants other than by will, or pursuant to the laws of descent and distribution, except to the extent otherwise permitted by the Committee and, with respect to ISOs, by the Code.

     In the event of termination of an optionee's service by reason of death, disability, retirement or without Cause (as defined in the 2002 Plan), the Committee has broad discretion in determining if and to what extent options held by such optionee will be terminated, will vest (including acceleration of vesting) and remain exercisable. Unless otherwise determined by the Committee, if an optionee's service is terminated other than for Cause no further installment of options shall vest and options, to the extent exercisable by the optionee shall terminate no later than six months (three months in the case of ISOs) following the optionee's termination of service, or the specified expiration date of the option. Notwithstanding the above, in the event that a member of the Company's senior staff, or a non-employee director, retires from the Company (as determined by the Committee), the 2002 Plan provides that all unvested options previously granted to such individual shall vest and he/she shall have two years to exercise his or her vested options. If an optionee's service is terminated for Cause, all such optionee's unexercised options will terminate unless otherwise determined by the Committee.

     The Committee may also grant stock appreciation rights ("SARs"), either in tandem with stock options ("Tandem SARs") or independent of stock options ("Freestanding SARs"). A stock appreciation right entitles a grantee to receive a per Share payment (in cash, Shares or restricted stock, as determined by the Committee) equal to the excess of the fair market value of a Share on the date of exercise over the fair market value of a Share on the date of Grant. A Tandem SAR is exercisable only to the extent the related option is exercisable and, when exercised, cancels the related option to the extent of the number of Shares covered by the exercise. Conversely, a Tandem SAR is cancelled to the extent of the number of Shares covered by the exercise of a related option. The Committee will determine the terms and conditions of a Freestanding SAR.

     The Committee may not in any calendar year grant to any individual participant options and stock appreciation rights representing, in the aggregate, more than 500,000 Shares.

RESTRICTED STOCK

     The Committee may make restricted stock awards to eligible grantees. The Committee has the discretion to determine whether the Shares covered by a restricted stock award will be subject to a restriction period, the length of any such restriction period, and any vesting (or forfeiture) conditions and terms that apply during any such restriction period. The 2002 Plan provides that unless otherwise determined by the Committee, restricted stock awards shall vest in equal installments over four years. The Committee also has the discretion to determine if a grantee will be required to make a payment with respect to a restricted stock award and the amount of any such payment. If Shares are issued to evidence a restricted stock award, during the restriction period respecting such award, if any, the Company will hold the Shares and the grantee cannot transfer the Shares, except to the extent determined by the Committee in the case of death or disability. The grantee is, however, generally entitled to vote the Shares and receive any dividends with respect to the Shares, during any such restriction period.

PERFORMANCE AWARDS

     The Committee may make performance awards to eligible grantees. A performance award is an award that may be payable either in Shares or in cash. The amount of Shares and/or cash ultimately payable is based on the achievement of certain performance goals during the performance period, as determined by the Committee.

ADJUSTMENTS AND CHANGES IN CONTROL

     The number of Shares authorized for issuance under the 2002 Plan, the maximum number of Shares with respect to which Grants may be made to any individual grantee, the number of Shares issuable under (and the option price of) outstanding options and other relevant provisions of the 2002 Plan are subject to adjustment in the event of a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend or similar change in the capitalization of the Company. Subject to certain limitations, the Committee also has the authority under the 2002 Plan to change the terms of any outstanding Grant to reflect any such corporate transaction. In the event of a Change-In-Control (as defined in the 2002 Plan) of the Company, the Committee is authorized to take such action as it deems equitable and appropriate including causing all unexercised vested and nonvested outstanding Grants to automatically vest and become fully exercisable.

AMENDMENT AND TERMINATION

     The Board of Directors may alter, amend or terminate the 2002 Plan as it deems necessary, but no amendment may become effective without approval of the Company's shareholders with respect to any proposed re-pricing of Options or if shareholder approval is required by applicable statutory or regulatory requirements. Further, no discontinuance or amendment which alters the terms or provisions of an Award (unless expressly permitted by the 2002 Plan) may be made without consent of the grantee. Unless earlier terminated by the Board of Directors, the 2002 Plan will automatically terminate in June 2012, although Grants made prior to such termination will remain in effect in accordance with their terms and the terms of the 2002 Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Company has been advised that the following is a summary of the material United States federal income tax consequences to the Company and the grantees receiving stock options, stock grants and stock appreciation rights pursuant to the 2002 Plan. The following is not intended to be all inclusive or to constitute tax advice. This summary is based on the Code, Treasury Regulations promulgated thereunder and administrative and judicial rulings, as of the date hereof, all of which are subject to change, possibly with retroactive effect. This summary does not cover possible state, local or foreign tax consequences or federal tax consequences other than income tax consequences.

     Incentive Stock Options. An optionee that receives an ISO does not recognize income either on the date the option is granted or on the date the ISO is exercised (although, upon exercise, the difference between the fair market value of the Shares and the exercise price will be treated as an item of adjustment for purposes of computing the optionee's alternative minimum taxable income). If the optionee continues to hold the Shares received for the greater of (i) one year from the date of exercise of the option and (ii) two years from the date the option was granted, any gain or loss recognized on the sale of the Shares will be capital gain or loss. If the optionee disposes of the option or disposes of the Shares prior to the expiration of the periods set forth in the preceding sentence (a "Disqualifying Disposition"), the optionee will have compensation income (i.e., taxed at ordinary income rates) equal to the lesser of (i) the total amount of gain recognized upon disposition of the Shares and
(ii) the excess of the fair market value of the Shares on the date of exercise over the exercise price for the Shares. Any additional gain will be capital gain, and will be long-term capital gain if the optionee held the Shares for more than one year from the date the option was exercised. The Company will not be entitled to any deduction upon the grant or exercise of an ISO, but will generally be entitled to a compensation deduction equal to the amount of compensation income recognized by the optionee upon a Disqualifying Disposition.

     Nonqualified Stock Options. An optionee that receives a NQSO also generally recognizes no income on the date the option is granted. The optionee will, however, recognize compensation income on the date the NQSO is exercised in an amount equal to the excess of the fair market value of the Shares on the date of exercise over the exercise price. Any gain or loss recognized on a later disposition of the Shares will be capital gain or loss. The Company is generally entitled to a deduction at the time the NQSO is exercised equal to the amount of income recognized by the optionee.

     Unrestricted Stock. A grantee that receives unrestricted Shares (i.e., Shares which are not subject to any vesting restrictions) recognizes compensation income at the time the Shares are granted equal to the difference between the fair market value of the Shares received and the amount, if any, paid by the grantee for such Shares. The grantee's basis in the Shares are equal to the amount paid for the Shares plus any income recognized by the grantee upon the receipt of the Shares. Upon a later disposition of the Shares, the grantee recognizes capital gain or loss equal to the difference between the amount received for such Shares and the grantee's basis in those Shares. The Company is generally entitled to a compensation deduction equal to the amount of income recognized by the grantee upon receipt of the Shares.

     Restricted Stock. A grantee that receives restricted (or unvested) Shares generally does not recognize any income upon receipt of the Shares. Instead, such grantee will recognize compensation income at the time vesting restrictions on the Shares lapse equal to the difference between the fair market value of the Shares at the time such vesting restrictions have lapsed and the amount, if any, paid by the grantee for the Shares. Any gain or loss recognized by the grantee upon a later disposition of the Shares will be capital in nature. The Company will generally be entitled to a compensation deduction (in an amount equal to the amount of compensation income recognized by the grantee) at the same time as such income is recognized.

     A grantee that receives restricted stock may make an election within 30 days of the Grant to include the value of the stock received in income at the time such stock is granted as if such stock were vested shares. If a grantee makes such election, the grantee will recognize ordinary income on the stock when received (in the same manner as vested stock), and no further income will be recognized until the stock is later sold or disposed of. Upon such later sale or other disposition, any gain or loss recognized will be capital in nature. The Company shall generally receive a compensation deduction for Shares with respect to which the grantee has made such election at the same time (and in the same amount) as the grantee recognizes compensation income.

     Stock Appreciation Rights. A grantee who receives SARs does not recognize any income upon the receipt of such SARs. Instead, the grantee is subject to tax (at ordinary income rates) on any amounts received in settlement of his or her SARs at the time such amounts are paid. The Company generally is entitled to a deduction equal to the amount included by the grantee in income.

     Various additional tax consequences may apply to the granting, acceleration and exercise or vesting of Grants and to the disposition of Shares thereunder, but such consequences are beyond the scope of this summary.

                               3.  OTHER MATTERS

     The Board of Directors knows of no matters to be presented for action at the Meeting other than those set forth in the attached Notice and customary procedural matters. However, if any other matters should properly come before the meeting or any adjournments thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by applicable rules of the SEC, in accordance with the judgment of the persons voting such proxies. In the latter regard, the Company intends to avail itself, with respect to the Meeting, of the provisions of Rule 14a-4(c)(i) under the Securities Exchange Act of 1934, as amended, which grant the persons voting the proxies discretionary authority to vote on any shareholder proposals presented at an Annual Meeting if the Company has not received notice at least 45 days before the anniversary of the date on which the Company first mailed its proxy materials for the previous year's Annual Meeting or, when the date of the meeting has changed more than 30 days from the prior year, if the Company has not received such notice a reasonable time before it mails its proxy materials for the current year. The Company has received no notice of any shareholder proposal. The Company's By-Laws provide for advance notice requirements respecting shareholder proposals to be presented at shareholders' meetings which are identical to the notice requirements with respect to shareholder nominations of candidates for election as directors. See "Nomination of Directors and Related Matters" above.

                             ADDITIONAL INFORMATION

BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth, as of May 21, 2002 (unless otherwise specified) certain information concerning the beneficial ownership of Common Stock by: (i) each person who was known by the Company to be the beneficial owner of more than 5% of such shares; (ii) each director and nominee for director of the Company; (iii) each of the executive officers or former executive officers of the Company named in the Summary Compensation Table appearing later in this proxy statement; and (iv) all present directors and executive officers of the Company, as a group. Such information is based upon information filed by such persons with the SEC or provided to the Company by such persons or by other sources believed to be reliable. The figures set forth below reflect the 2-for-1 stock split of the Common Stock effected in the form of a stock dividend distributed on May 23, 2002 to shareholders of record as of May 16, 2002.

                                                                 SHARES
                                                              BENEFICIALLY    PERCENT OF
NAME OF BENEFICIAL OWNER                                        OWNED(1)       CLASS(1)
------------------------                                      ------------    ----------
Barclays Global Investors, N.A. ............................   4,871,000(2)      8.5%
45 Fremont Street
San Francisco, CA 94105
Morgan Stanley..............................................   3,786,000(2)      6.6%
  Morgan Stanley Investments L.P.
  One Tower Bridge -- 100 Front Street
  West Conshocken, PA 19428-2899
  Morgan Stanley Investment Management Inc.
  1221 Avenue of the Americas
  New York, NY 10020
Howard S. Cohen, director and executive officer.............     108,092           *
Robert M. Dewey, Jr., director..............................     151,398           *
Burnett W. Donoho, director.................................      59,638           *
The Rt. Hon. Sir Jeremy Hanley KCMG, director...............      20,000           *
Philip R. Lochner, Jr., director............................      20,908           *
Lt. Gen. (Ret.) Emmett Paige, Jr., director.................      72,098           *
Anthony Ruys, director......................................      70,348           *
W. Bruce Turner, director, non-executive Chairman of the
  Board and former executive officer........................      15,128           *
David J. Calabro, executive officer.........................      37,252           *
Jaymin B. Patel, executive officer..........................      70,540           *

                                                                 SHARES
                                                              BENEFICIALLY    PERCENT OF
NAME OF BENEFICIAL OWNER                                        OWNED(1)       CLASS(1)
------------------------                                      ------------    ----------
Larry R. Smith, executive officer...........................      76,142           *
Donald R. Sweitzer, executive officer.......................      57,118           *
All present directors and executive officers, as a group (15
  persons)..................................................     842,645         1.5%

---------------
 *  less than 1%

(1) The shareholdings reflected in this table include the following numbers of shares which the person has the right, upon exercise of options or otherwise, to acquire within 60 days following the date of this table: Mr. Dewey (120,000), Mr. Donoho (40,000), Sir Jeremy Hanley (20,000), Mr. Lochner (20,000), Mr. Paige (60,000), Mr. Ruys (60,000), Mr. Patel (12,500),
    Mr. Smith (25,000), Mr. Sweitzer (35,500) and present directors and executive officers as a group (403,000). In addition, the shareholdings reflected in the table include unvested restricted stock in the following amounts, over which the holder has sole voting but not sole dispositive power: Mr. Cohen (96,744), Mr. Calabro (34,548), Mr. Patel (48,294), Mr.
    Smith (48,672), Mr. Sweitzer (3,512) and present directors and executive officers as a group (281,296).

(2) Barclays Global Investors, N.A., Morgan Stanley Investments L.P. and Morgan Stanley Investment Management Inc. are institutional investment managers.

          EXECUTIVE COMPENSATION REPORT OF THE COMPENSATION COMMITTEE

     Policies regarding executive compensation are set primarily by the Compensation Committee (the "Committee") of the Board of Directors, subject to the terms of applicable employment contracts, as discussed below, and possible consultation with and ratification by the Board in certain circumstances. The Committee currently (i.e., as of June 18, 2002) has four members, General Emmett Paige, Burnett W. Donoho, Anthony Ruys and Philip R. Lochner, Jr., all of whom are outside independent directors.

Compensation Philosophy.

     The Committee believes that the Company must pay competitively to attract and retain qualified executives. To motivate executive personnel to perform at their full potential, the Committee believes that a significant portion of compensation should be incentive-based. This typically results in salary levels for Company executives around the median of competitive ranges, and bonuses, if performance is achieved, well above the median. While acknowledging the need to recognize individual performance in setting compensation, the Committee believes that it is of primary importance to reward executives based on corporate and business unit performance. This serves the dual purpose of encouraging teamwork among executives and also of supporting the Company's objective of increasing shareholder value.

     The Committee further believes that the Company's objective of increasing shareholder value is fostered by a compensation policy that encourages the Company's executives to own shares ("Shares") of stock in the Company, so as to more completely align the executives' own interests with the interests, generally, of the Company's stockholders.

     Finally, the Committee believes that it is important that it retain the flexibility to evaluate not only corporate, business unit and individual performance, but also all other circumstances and challenges facing the Company. Consequently, while rewarding the achievement of performance objectives is the primary focus of the Committee's compensation philosophy, the Committee may also use subjective criteria in setting and adjusting the base salary and the annual bonus for executive officers.

Executive Officer Employment Agreements.

     Two individuals named in the Summary Compensation Table below were parties to employment agreements with the Company with respect to fiscal 2002. Howard S. Cohen, the Company's President and

Chief Executive Officer, is party to an employment agreement with the Company, and, in addition, Mr. Turner, a director of the Company and the Company's non-executive Chairman and, for the period between July 2000 and March 2001, its acting Chief Executive Officer, entered into an employment agreement with the Company in August 2000. See "Employment Agreements and Arrangements" and the Summary Compensation Table below for further information about the terms of these agreements and their background.

     The other executive officers named in the Summary Compensation Table below are not parties to employment agreements, and their compensation currently is determined based upon a review by the President and Chief Executive Officer and consideration of the principles set forth above and elsewhere in this report.

Principal Elements of Compensation.

     Compensation earned in the 2002 fiscal year, as reflected in the Summary Compensation Table, consisted primarily of salary, annual bonus, and awards of stock options and restricted stock. (Executive officers also received executive benefits and perquisites, as well as other benefits offered under Company sponsored broad-based plans.)

     Determination of Compensation. Target total compensation levels are determined after considering several factors including Company performance, responsibility level, internal pay equity and external pay practices. Competitive market data is provided by an independent compensation consulting firm. Competitive data received by the Committee includes base salary, total cash consideration and long term incentive grants. In addition the Committee periodically seeks recommendations of the above-referenced consultant.

     Base Salary. Executive officers' salaries are reviewed annually. In assessing whether salary increases are warranted with respect to those executive officers without employment agreements or in connection with discretionary increases under, or the amendment, extension or renewal of, an executive officer's employment agreement, the Company considers a number of factors, including corporate profitability, performance on the job, responsibility level, internal compensation equity, external pay practices for comparable companies (not necessarily including the Peer Group 1 or Peer Group 2 companies referred to in the Shareholder Return Performance Graph below), the relationship of salary to the median of competitive ranges and the executive officer's level of responsibility, experience and expertise, which factors may be given varying weights depending upon the circumstances.

     Annual Bonus. The Company's policy respecting the granting of annual bonuses is based primarily upon the aims of providing incentives for the achievement of corporate and business unit performance goals and secondarily upon the achievement of individual objectives. Mr. Cohen's employment agreement provides for annual bonuses based upon discretionary elements subject to a specified annual bonus range. Mr. Turner's employment agreement provides that Mr. Turner is not eligible to earn any incentive bonus. Executive officers named in the Summary Compensation Table without employment agreements receive annual bonuses at the discretion of the President and Chief Executive Officer and the Committee consistent with the principles outlined above. In keeping with the philosophy described above of encouraging the Company's executive officers to own stock in the Company, under the Company's Management Stock Bonus Program, a percentage of the annual bonus of executive officers (which percentage was set at 20% for fiscal 2002) must be (and additional amounts may be) paid in the form of restricted stock awards (see discussion below).

     Stock-Based Incentive Awards. The Company's 2000 Omnibus Stock Option and Long-Term Incentive Plan (the "2000 Plan"), which permits the award of stock options, stock appreciation rights, restricted stock awards ("RSA's") and performance awards, was approved by the shareholders of the Company at the 2000 Annual Meeting. The Company plans to ask the shareholders to approve the 2002 Omnibus Stock Option and Long-Term Incentive Plan at the 2002 Annual Meeting in order to provide the appropriate number of Shares available for the grant of future options to provide incentive for eligible participants. In addition, in August 2000, the Board of Directors of the Company approved the Company's 2000 Restricted Stock Plan (and collectively with the Company's 1997 Stock Option Plan (the "1997 Plan") and the 2000 Plan, "the Plans") which provides for the grant of up to an aggregate of 800,000 Shares (post-split) to be issued pursuant to RSA's solely from issued Shares that have been reacquired by the Company. The Plans provide for the granting of awards to officers and other key employees of the Company and its subsidiaries. The principal purpose of the Plans is to assist the Company in attracting and retaining officers and other key employees, and to motivate them to increase shareholder value by enabling them to participate in the value which has been created.

     Subject to such limitations as are provided for in the Plans, the aggregate number of annual grants to be made under the Plans, as well as the individuals to whom such grants shall be made and the amount of such individual grants, are all within the discretion of the Committee. The aggregate number of Shares subject to grant under the Plans generally has been tied to specific financial targets which are set annually by the Committee and approved by the Board of Directors. In making individual awards, the Committee generally takes into account numerous factors, including the prospective recipient's level of responsibility, contribution, performance, experience, expertise and years of service, as well as internal compensation equity considerations. In fiscal 2002, no grants of stock appreciation rights or performance awards were made under the 2000 Plan and the aggregate number of Shares subject to stock options and RSA's granted to executive officers were determined upon the bases described above.

Rationale for Fiscal 2002 Compensation of Messrs. Cohen and Turner.

     Mr. Cohen's employment agreement, as in effect for fiscal 2002, provides for an annual base salary of $525,000 and for an annual target performance bonus of 100%, and a maximum performance bonus of 200%, of his current base salary. The Committee determined Mr. Cohen's fiscal 2002 performance bonus within the parameters of Mr. Cohen's employment agreement. The annual target performance bonus is payable if the Company achieves targeted performance as measured by operating income and earnings per share, and when certain specific annual objectives are met. The Company's performance for fiscal 2002 exceeded performance targets and Mr. Cohen met all of the specific objectives. As a result, Mr. Cohen received a bonus payment of $538,388, slightly in excess of target. See "Employment Agreements and Arrangements" below for further information about the terms of Mr. Cohen's agreement with the Company.

     Mr. Turner's employment agreement, which has a term of two years, provides for an annual base salary of $300,000, an initial grant of 200,000 stock options (post-split) under the 1997 Plan, subsequent quarterly grants of 100,000 stock options (post-split) and a final grant to be made in August 2002 of 50,000 stock options (such grants to be made under the 1997 Plan or the 2000 Plan, as the case may be), and a grant of 200,000 RSA's (post-split). Mr. Turner is not eligible to earn an incentive bonus. Mr. Turner's compensation for fiscal 2002 was determined in accordance with his employment agreement. See "Employment Agreements and Arrangements" below for further information about the terms of Mr. Turner's agreement with the Company.

     The Committee intends to continue its practice of basing executive compensation primarily on corporate and business unit performance, and secondarily, on its qualitative evaluation of individual performance. The Committee believes that its compensation policies promote the goals of attracting, motivating, rewarding and retaining talented executives who will maximize value for the Company's shareholders.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits to $1,000,000 the amount of compensation which may be deducted by the Company in any year with respect to each of its highest paid executive officers. Certain types of performance-based compensation, if approved by stockholders and/or otherwise exempted by Section 162(m), are not subject to this limitation. It is believed that the Company's stock option plans in which executive officers are eligible to participate have been structured in such a way as to qualify as performance-based compensation not subject to the Section 162(m) limits on deductibility, and the Committee intends to consider whether it is practical similarly to qualify in the future all or a portion of executive officers' annual incentive bonuses so as to be exempt from such limits. However, the Committee believes that it is important to retain the flexibility to offer such compensation arrangements and plans as the

Committee determines to be necessary from time to time to attract, retain and motivate executive officers without being constrained by considerations of section 162(m) tax deductibility.

Date: June 18, 2002

                                          The Fiscal 2002 Compensation Committee
                                          of the Board of Directors*

                                          General Emmett Paige, Chairman
                                          Burnett W. Donoho
                                          Anthony Ruys
                                          Philip R. Lochner, Jr.
---------------
* In July 2001, Lord Moore resigned as a member of the Compensation Committee upon his retirement as a member of the Board, at which time Mr. Donoho joined the Compensation Committee. Mr. Lochner joined the Compensation Committee in October, 2001.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning the annual and long-term compensation paid for fiscal years 2002, 2001 and 2000, to or for:
(i) each person who served as the Company's Chief Executive Officer at any time during fiscal year 2002; and (ii) each of the Company's four other most highly-compensated executive officers whose total annual salary and bonus for fiscal year 2002 exceeded $100,000 (collectively, the "Named Officers") for services rendered to the Company and its subsidiaries. Figures set forth in the following table, and in footnotes to this table, reflect the 2-for-1 stock split of Common Stock reflected in the form of a stock dividend distributed on May 23, 2002 to shareholders of record as of May 16, 2002.

                                                                                            LONG TERM COMPENSATION
                                                                                -----------------------------------------------
                                               ANNUAL COMPENSATION                     AWARDS                   PAYOUTS
                                    -----------------------------------------   ---------------------   -----------------------
                                                                    OTHER       RESTRICTED               LONG TERM    ALL OTHER
                                                                    ANNUAL        STOCK                   COMPEN-      COMPEN-
NAME AND                                    SALARY     BONUS*    COMPENSATION   AWARD(S)*    OPTIONS/     SATION       SATION
PRINCIPAL POSITION(1)               YEAR    ($)(2)     ($)(3)       ($)(4)        ($)(5)     SARS(6)      PAYOUTS      ($)(7)
---------------------               ----   --------   --------   ------------   ----------   --------   -----------   ---------
Howard S. Cohen...................  2002   504,808    538,388       560,929     1,531,151    400,000        --         38,986
President and
Chief Executive Officer
David J. Calabro..................  2002   355,808    335,183       334,163       470,556    120,000        --         29,881
Executive Vice President,           2001   288,538    325,000        76,113       539,063     60,000        --         20,932
Global Operations                   2000   250,000    126,563       236,859            --     40,000        --          1,709
Jaymin B. Patel...................  2002   293,461    302,523       423,780       639,664    110,000        --         26,692
Senior Vice President,              2001   257,692    300,000       106,335       334,688     60,000        --         22,940
Chief Financial Officer             2000   177,192    120,000        94,001            --     30,000        --         13,044
Donald R. Sweitzer................  2002   312,500    280,432       186,821       373,762     42,000        --         27,686
Senior Vice President,              2001   306,000    286,194        92,357       333,307     40,000        --         25,066
Public Affairs                      2000   300,000    188,730        86,803            --     50,000        --         21,686
Larry Smith.......................  2002   259,615    340,031       151,111       621,691    100,000        --         25,919
Senior Vice President,
Chief Technology Officer
W. Bruce Turner...................  2002   300,000         --        53,432            --    600,000                   17,740
Non-Executive Chairman and          2001   165,000         --     1,498,345     2,031,250    400,000        --          4,250
acting Chief Executive Officer

---------------

 * For each Named Officer (except for Mr. Turner) all or a portion of the bonus reflected in the "Bonus" column for fiscal years 2001 and 2002 was paid in the form of Restricted Stock and thus is also reflected in the "Restricted Stock Awards Column". Please see footnotes (3) and (5) for a more detailed description.

(1) Except as to Mr. Turner (who served as acting Chief Executive Officer prior to the appointment of Mr. Cohen), sets forth the names and principal positions of the Named Officers as of the end of fiscal 2002. Messrs. Cohen, Calabro and Smith commenced employment with the Company in March 2001, February 1999 and June 2001, respectively. Mr. Turner, who served as the Company's acting Chief Executive Officer from July 2000 until the appointment of Mr. Cohen as the Company's President and Chief Executive Officer in March 2001, also received compensation as a non-employee director of the Company through July 2000, which compensation is not reflected on this chart. See "Compensation of Directors" above and "Employment Agreements and Arrangements" below.

(2) Includes salary deferred under the Company's 401(k) retirement plan (the "Retirement Plan") and its Income Deferral Plan 1998.

(3) Includes the fair market value of Restricted Shares awarded under the Company's Management Stock Bonus Program to Messrs. Cohen, Calabro, Patel, Sweitzer and Smith with respect to fiscal 2002 and to Messrs. Calabro, Patel and Sweitzer with respect to fiscal 2001, in lieu of a portion of their respective cash bonuses. See the final paragraph of "Employment Agreements and Arrangements," below, for a description of the Company's Management Stock Bonus Program. The value of awards of Restricted Shares under the Company's Management Stock Bonus Program with respect to fiscal 2001 and fiscal 2002 are also reflected in the "Restricted Stock Awards" column, and are more fully described in footnote 5, of this table.

(4) Includes: (i) personal benefits provided by the Company and payments under the Company's Executive Perquisites Program (which provides officers above a certain rank with a pre-established dollar amount for the purchase of benefits); (ii) taxable fringe benefits provided by the Company, including, without limitation, personal automobile and commercial airplane usage and/or allowances and the payment of relocation expenses and living allowances; and
    (iii) gross-ups for taxes with respect to benefits provided by the Company, including, without limitation, with respect to the Company's Executive Perquisites Program, restricted stock rights granted by the Company, and the Company's 1992 supplemental retirement plan (the "SRP"). The Company made payments under the Executive Perquisites Program to each of the Named Officers of $27,500 in fiscal 2002 and in each of the other fiscal years for which compensation is provided for such officer above, except that Mr. Calabro received $24,330 in fiscal 2000, Mr. Patel received no such payments in fiscal 2000 and Mr. Turner received $11,500 in fiscal 2001. In addition, the Company provided taxable fringe benefits to the Named Officers in the following amounts: Mr. Cohen -- $256,080 (2002) (including $239,830 paid with respect to relocation expenses); Mr. Calabro -- $18,917 (2002), $12,200
    (2001), and $109,409 (2000) (including $98,784 paid with respect to relocation expenses); Mr. Patel -- $19,218 (2002), $24,489 (2001), and
    $44,107 (2000); Mr. Sweitzer -- $13,750 (2002), $20,845 (2001), and $14,815
    (2000); Mr. Smith -- $50,315 (2002) (including $38,938 paid with respect to relocation expenses); and Mr. Turner -- $3,242 (2002), and $29,030 (2001). The gross-up payments for taxes were: Mr. Cohen -- $277,349 (2002); Mr. Calabro -- $45,396 (2002), $36,413 (2001) and $103,120 (2000); Mr.
    Patel -- $43,012 (2002), $54,346 (2001) and $49,894 (2000); Mr.
    Sweitzer -- $42,999 (2002), $44,012 (2001) and $44,488 (2000); and Mr.
    Smith -- $73,295 (2002); and Mr. Turner -- $22,690 (2002), and $36,819
    (2001). This column includes with respect to fiscal year 2002 gains realized by Messrs. Calabro, Patel and Sweitzer upon the exercise of options to purchase shares of the Common Stock granted under the Company's stock plans in the following amounts: Mr. Calabro -- $242,350; Mr. Patel -- $334,049, and Mr. Sweitzer -- $102,572. This column also includes with respect to fiscal year 2001 gross-up payments in the amount of $1,420,996 made by the Company to Mr. Turner pursuant to the terms of Mr. Turner's employment agreement with the Company with respect to the 100,000 shares of Restricted Stock which were issued to Mr. Turner under the Company's Restricted Stock Plan in accordance with his employment agreement. See "Employment Agreements and Arrangements" below.

(5) Represents the value of awards of Restricted Stock to the Named Officers under the Company's 2000 Restricted Stock Plan (the "Restricted Stock Plan"), and the Company's 2000 Omnibus Stock Option and Long-Term Incentive Plan (the "2000 Plan") calculated as of the date of award. Includes Restricted Shares granted under the 2000 Plan (valued as of the last day of fiscal 2002) pursuant to the Company's

    Management Stock Bonus Program with respect to all or a portion of such individual's annual bonus for fiscal 2002 otherwise payable to each of the Named Officers (other than Mr. Turner) in cash in the following amounts: Mr. Cohen -- 21,296 Restricted Shares, Mr. Calabro -- 5,302 Restricted Shares, Mr. Patel -- 5,982 Restricted Shares, Mr. Sweitzer -- 11,092 Restricted Shares and Mr. Smith -- 2,690 Restricted Shares. The value of the awards of such Restricted Shares, which pursuant to the Management Stock Bonus Program vest immediately but are subject to transfer restrictions for two years from the date of grant, for each of these Named Officials, is also fully reflected in the "Bonus" column of this table. Participants in the Management Stock Bonus Program also receive additional awards of Restricted Shares ("Supplemental Award Shares") that vest in two (or, in certain cases, three) years from the date of award. (See the final paragraph of "Employment Agreements and Arrangements," below for a description of the Company's Management Stock Bonus Program.) The Named Officers (other than Mr. Turner) received the following awards of Supplemental Award Shares with respect to fiscal 2002: Mr. Cohen -- 6,744 Restricted Shares (5,324 of which vest in two years, and 1,420 of which vest in three years), Mr. Calabro -- 1,548 Restricted Shares (1,326 of which vest in two years and 222 of which vest in three years), Mr. Patel -- 1,794 Restricted Shares (1,494 of which vest in two years and 300 of which vest in three years), Mr. Smith -- 672 Restricted Shares (all of which vest in two years), and Mr. Sweitzer -- 3,512 Restricted Shares (2,772 of which vest in two years, and 740 of which vest in three years). This column also reflects the following additional grants of Restricted Shares: Mr. Cohen -- 60,000 Restricted Shares (which vest in equal installments on the first, second and third anniversary dates of the date of grant), Mr. Calabro -- 20,388 Restricted Shares (388 of which vested on February 22, 2002 and the remainder of which vest in equal installments on the first, second, third and fourth anniversary dates of the date of grant), Mr. Patel -- 30,358 Restricted Shares (358 of which vested on February 22, 2002 and the remainder of which vest in equal installments on the first, second, third and fourth anniversary dates of the date of grant), Mr. Smith -- 30,000 Restricted Shares (which vest in equal installments on the first, second and third anniversary dates of the date of grant), and Mr. Sweitzer -- 342 Restricted Shares (which vested on February 22, 2002). As at February 23, 2002, the last day of fiscal 2002, the aggregate number and value of Restricted Shares (post-split) held by each of the respective Named Officers were as follows: Mr. Cohen -- 60,000 Restricted Shares, valued at $1,516,800; Mr. Calabro -- 56,046 Restricted Shares, valued at $1,416,843; Mr. Patel -- 53,242 Restricted Shares, valued at $1,345,958; Mr.
    Smith -- 30,000 Restricted Shares, valued at $758,400; Mr.
    Sweitzer -- 23,226 Restricted Shares, valued at $587,153; and Mr.
    Turner -- 10,000 Restricted Shares, valued at $252,800. None of the Named Officers receiving grants of Restricted Shares under the Restricted Stock Plan or the 2000 Plan was required to make any payment with respect to any such grant and, as provided under the terms of the Restricted Stock Plan and the 2000 Plan, each Named Officer will have all rights of a stockholder with respect to Restricted Shares held by him (whether or not vested), including the right to receive such dividends, if any, as are paid with respect to such Restricted Shares. (See "Employment Agreements and Arrangements" for information concerning the Restricted Stock Plan.)

(6) Represents the number of shares of Common Stock underlying stock options granted pursuant to the Company's 1997 Stock Option Plan (the "1997 Plan") and/or 2000 Plan. See "Stock Option Grants in Last Fiscal Year" below.

(7) Includes the dollar value of insurance premiums paid by the Company during the covered fiscal year with respect to life insurance maintained on the lives of each of the Named Officers, matching contributions and profit sharing contributions paid by the Company with respect to the Named Officers under the Retirement Plan, and amounts provided under the Company's Supplemental Retirement Plan ("SRP"). During or with respect to fiscal 2002, the Company: (i) paid insurance premiums with respect to life insurance maintained on the lives of the Named Officers in the following amounts: Mr. Cohen -- $2,233; Mr. Calabro -- $1,242; Mr. Patel -- $442; Mr.
    Smith -- $1,608; Mr. Sweitzer -- $1,450; and Mr. Turner -- $540; and (ii) made matching contributions under the Retirement Plan of $6,800 for each of the Named Officers; (iii) made profit-sharing contributions under the Retirement Plan of $5,100 for each of the Named Officers; and (iv) made contributions under the SRP for each of the Named Officers in the following amounts: Mr. Cohen -- $24,853; Mr. Calabro -- $16,739; Mr. Patel -- $14,350;
    Mr. Smith -- $12,412; and Mr. Sweitzer -- $14,336, and Mr. Turner -- $5,299.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning individual grants of stock options made during fiscal 2002 to Named Officers. All grants of stock options reflected in the following table were made pursuant to the Company's 1997 Plan or under the Company's 2000 Omnibus Stock Option and Long-Term Incentive Plan and are subject to the terms of such Plans.

                                                                                           POTENTIAL REALIZABLE
                                                                                             VALUE AT ASSUMED
                                                 INDIVIDUAL GRANTS(1)                          ANNUAL RATES
                              ----------------------------------------------------------      OF STOCK PRICE
                                                 % OF OPTIONS                                APPRECIATION FOR
                              NO. OF SHARES OF    GRANTED TO                                  OPTION TERM(2)
                                COMMON STOCK      EMPLOYEES     EXERCISE OR                ---------------------
                                 UNDERLYING       IN FISCAL     BASE PRICE    EXPIRATION      5%          10%
NAME                          OPTIONS GRANTED        YEAR         ($/SH)         DATE         ($)         ($)
----                          ----------------   ------------   -----------   ----------   ---------   ---------
Howard S. Cohen.............      400,000            15.5%         13.70        3/11/11    3,447,536   8,737,421
David J. Calabro............      120,000             4.6%         13.39         4/3/11    1,010,858   2,561,914
Jaymin B. Patel.............      110,000             4.3%         13.39         4/3/11      926,620   2,348,421
Larry R. Smith..............      100,000             3.9%         17.86        6/17/11    1,123,595   2,847,634
Donald R. Sweitzer..........       42,000             1.6%         13.39         4/3/11      353,800     896,670
W. Bruce Turner.............      200,000             7.7%         13.70        3/11/11    1,723,768   4,368,710
W. Bruce Turner.............      100,000             3.9%         13.80        5/14/11      868,175   2,200,299
W. Bruce Turner.............      100,000             3.9%         17.74        8/14/11    1,116,045   2,828,501
W. Bruce Turner.............      100,000             3.9%         15.45       11/14/11      971,979   2,463,379
W. Bruce Turner.............      100,000             3.9%         22.63        2/14/12    1,423,681   3,608,172

---------------
(1) Grants reflected in this table were non-qualified options, and the exercise price was equal to the fair market value of a share on the date of grant. The numbers of shares of Common Stock underlying stock option grants, and exercise prices, set forth on this chart have been adjusted to reflect the 2-for-1 stock split of the Company's Common Stock with respect to stockholders of record as of May 16, 2002. With the exception of the options granted to Mr. Turner, these stock options become exercisable in annual ratable installments on the four successive anniversary dates of the respective dates of grant. The options granted to Mr. Turner will become exercisable on August 9, 2002. All of the options reflected in the table are subject to possible acceleration in the event of the termination of the Named Officers' employment, a change in control of the Company or otherwise as provided in the plans or other agreements. See "Employment Agreements and Arrangements," below.

(2) Determined by multiplying: (a) the difference between: (i) the product of the per-share market price at the time of the grant and the sum of 1 plus the adjusted stock price appreciation rate (the assumed rate of appreciation compounded annually over the term of the option) and (ii) the per-share exercise price of the option, by (b) the number of shares underlying the option at the end of fiscal 2002.

AGGREGATE OPTIONS EXERCISED IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTIONS
VALUES

     The following table sets forth information concerning option exercises by Named Officers during fiscal 2002, and the value of all unexercised stock options held by Named Officers, as well as the number of shares of Common Stock of the Company underlying unexercised stock options held by Named Officers, as of February 23, 2002, the last day of fiscal 2002:

                                                               NUMBER OF SHARES OF          VALUE OF UNEXERCISED
                                                             COMMON STOCK UNDERLYING            IN-THE-MONEY
                                 SHARES                         STOCK OPTIONS(1)              STOCK OPTIONS(2)
                               ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                           EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                           -----------   -----------   -----------   -------------   -----------   -------------
Howard S. Cohen..............        --             --            0          400,000      $      0      $ 4,630,000
David J. Calabro.............    35,000        242,425            0          185,000      $      0      $ 2,381,400
Jaymin B. Patel..............    60,000        334,011            0          175,000      $      0      $ 2,242,323
Larry R. Smith...............        --             --            0          100,000      $      0      $   742,500
Donald R. Sweitzer...........    10,000        102,550       70,000          112,000      $668,610      $ 1,401,210
W. Bruce Turner..............        --             --            0        1,000,000      $      0      $10,176,230

---------------
(1) All stock options reflected in this table were non-qualified options granted pursuant to the Company's 1994 and/or 1997 stock option plans or the Company's 2000 Omnibus Stock Option and Long-Term Stock Option Plan and are subject to the terms of such plans. With the exception of the options granted to Mr. Turner, these stock options become exercisable in annual ratable installments on the four successive anniversary dates of the respective dates of grant. The options granted to Mr. Turner will become exercisable on August 9, 2002. All of the options reflected in the table are subject to possible acceleration in the event of the termination of the Named Officers' employment, a change in control of the Company or otherwise as provided in the plans or other agreements. See "Summary Compensation Table" above and "Employment Agreements and Arrangements," below. Figures appearing in the chart have been adjusted as appropriate to reflect the 2-for-1 stock split of the Company effected in the form of a stock dividend distributed on May 23, 2002 to shareholders of record as of May 16, 2002.

(2) Calculated based upon the aggregate of the difference between: (i) $25.28, which was the per-share closing price of the Common Stock on the New York Stock Exchange on February 22, 2002, the last trading day of the Company's 2002 fiscal year, and (ii) the per-share exercise prices for those stock options which were in-the-money on that date.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS(1)

     The following table sets forth as of February 23, 2002, the last day of the Company's fiscal 2002, information with respect to the Company's compensation plans (including individual compensation arrangements) under which shares of the Common Stock of the Company ("Shares") are authorized for issuance, aggregated as follows:

                                                                                           NUMBER OF SHARES
                                                                                               REMAINING
                                                                                             AVAILABLE FOR
                                             NUMBER OF SHARES TO                            FUTURE ISSUANCE
                                               BE ISSUED UPON        WEIGHTED-AVERAGE        UNDER EQUITY
                                                 EXERCISE OF        EXERCISE PRICE OF        COMPENSATION
                                                 OUTSTANDING           OUTSTANDING         PLANS (EXCLUDING
                                              OPTIONS, WARRANTS     OPTIONS, WARRANTS     SHARES REFLECTED IN
PLAN CATEGORY                                   AND RIGHTS(A)         AND RIGHTS(B)         COLUMN (A))(C)
-------------                                -------------------   --------------------   -------------------
Equity compensation plans approved by the
  Company's shareholders...................       5,210,376               $13.56               2,184,100
Equity compensation plans not approved by
  the Company's shareholders...............               0                  N/A                       0
Total......................................       5,210,376               $13.56               2,184,100

---------------
(1) All figures appearing in the chart have been adjusted to reflect the 2-for-1 stock split of the Company effected in the form of a stock dividend distributed on May 23, 2002 to shareholders of record as of May 16, 2002.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 2002, decisions regarding executive compensation were made primarily by the Compensation Committee and the President and Chief Executive Officer, subject to the terms of applicable employment agreements and ratification by the full Board in certain circumstances. Messrs. Dewey, Lochner, Ruys, Turner, Lord Moore and General Paige were members of the Compensation Committee during various periods of fiscal 2002. See "Executive Compensation Report of the Compensation Committee of the Board of Directors" above.

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

     During fiscal 2002, the Company was party to employment agreements with Messrs. Cohen and Turner.

     In March 2001, the Company entered into an employment agreement with Howard
S. Cohen. Mr. Cohen's employment agreement, as amended, provides for Mr. Cohen to serve as the Company's Chief Executive Officer and President (and, to serve as a director and/or officer of any subsidiary or affiliate of the Company) for a term of employment which commenced on March 12, 2001 and which continues for three years thereafter, subject to earlier termination in the event of Mr. Cohen's resignation, death or disability (as defined in the agreement) or upon discharge of Mr. Cohen by the Company either with or without cause (as defined in the agreement). Mr. Cohen's agreement provides for an annual base salary of $525,000, an annual performance bonus of up to a maximum of two times his base salary, and life insurance and various other benefits (including, but not limited to, reimbursement of certain relocation costs incurred by him, an automobile allowance, medical coverage, participation in the Company's Executive Perquisites Plan and other company deferred compensation plans and programs in a manner similar to other senior executives of the Company, certain professional services and indemnification with respect to incremental Rhode Island State income tax liability incurred as a direct result of Mr. Cohen's relocation with regard to certain deferred income received by Mr. Cohen). The agreement provides that Mr. Cohen's performance bonus shall be determined with respect to each fiscal year during the term of the agreement (commencing with fiscal 2002, which ended on February 23, 2002), in accordance with the performance metrics included within the Company's Management Incentive Plan, as approved annually by the Compensation Committee of the Board, for all senior executives of the Company. Mr. Cohen's agreement states that Mr. Cohen's annual target performance bonus will be 100% of his base salary, and that it shall be paid by the Company as a mix of cash and discounted restricted stock (which shall not without Mr. Cohen's consent exceed 30% of his performance bonus, generally, and 20% of his performance bonus with respect to fiscal 2002), at the discretion of the Compensation Committee.

     The agreement further provides for Mr. Cohen to be appointed to the Board. Mr. Cohen was reelected to the Board at the Company's 2001 Meeting.

     Pursuant to his agreement Mr. Cohen was granted on March 12, 2001 at a (post-split) per share option exercise price of $13.70, options to purchase 400,000 shares of Common Stock under the Company's 2000 Plan. In March 2001, Mr. Cohen was also granted, pursuant to the terms of his employment agreement, 60,000 shares of restricted stock (post-split) under the Company's 2000 Plan, 20,000 of which shares shall vest on each of the first, second and third anniversaries of the restricted stock grant date.

     In April 2002, Mr. Cohen was granted at a (post-split) per share option exercise price of $23.30, options to purchase 450,000 shares of Common Stock under the Company's 2000 Plan and was also granted 50,000 shares of restricted stock (post-split) under the Company's 2000 Plan which shares shall vest in equal installments on the last trading day of fiscal 2003, 2004, 2005 and 2006.

     In the event Mr. Cohen's employment is terminated (other than for Cause) or if he resigns for Good Reason after a change in control, the agreement provides that the Company will pay him, as liquidated damages, a lump sum cash payment in lieu of severance payments (but in addition to any amounts accrued through the date of termination, including any prorated performance bonus for the current fiscal year calculated by reference to Mr. Cohen's target performance bonus) in an amount equal to 2.99 times the sum of his current annual base salary, most recent performance bonus for the most recent full fiscal year of the Company and certain perquisites and other amounts. In addition, in the event of termination of Mr. Cohen's employment following a change in control, he (together with his dependents and beneficiaries) will become fully vested in and continuing for three years following his termination to participate fully in, at no additional cost to him, all life insurance and comprehensive medical plans maintained or sponsored by the Company immediately prior to the termination at the same level and terms as are in effect at the time of termination. The agreement further requires the payment to Mr. Cohen of an amount equal to any excise tax due under Section 4999 of the Internal Revenue Code of 1986, as amended, together with any interest, penalties or amounts necessary to gross-up Mr. Cohen for any taxes due thereon.

     Mr. Turner entered into an employment agreement with the Company in August, 2000, to serve as non-executive Chairman of the Board and acting Chief Executive Officer. The term of Mr. Turner's agreement commenced on August 9, 2000, and continues for a period of two years. The agreement provides for an annual base salary of $300,000, as well as various other benefits including, but not limited to, relocation expenses; housing costs (unless and until Mr. Turner purchases a residence in Rhode Island, in which case the Company shall be obligated to reimburse Mr. Turner for all transaction costs, including closing costs and moving expenses, but Mr. Turner shall remain responsible for the purchase price of the residence and all finance charges associated with the purchase); use of an automobile; life insurance; medical coverage for Mr. Turner and his family; legal fees incurred by Mr. Turner associated with the negotiation and preparation of the agreement; perquisites (on a pro rata basis for fiscal year
2001) and other benefit plans for senior executives. To the extent that Mr. Turner incurs any Rhode Island income tax liability for any deferred income payments he receives from previous employers, the Company is obligated to pay to him an amount in cash equal to the sum of such Rhode Island state income taxes plus a grossed-up amount necessary to offset any and all applicable federal, state and local excise, income or other taxes incurred by Mr. Turner by reason of the Company's payment of the amount of such Rhode Island income taxes incurred by reason of the grossed-up payments. Mr. Turner is not eligible to earn any incentive bonus.

     During fiscal 2001, Mr. Turner was granted options to purchase an aggregate of 400,000 shares of Common Stock (post-split) under the 1997 Plan and during fiscal 2002, Mr. Turner was granted options to purchase an aggregate of 600,000 shares of Common Stock (post-split). See "Option Grants in Last Fiscal Year" above. In addition, Mr. Turner was granted options to purchase 100,000 shares (post-split) of Common Stock under the 1997 Plan on May 15, 2002 (with an exercise price of $29.81). So long as Mr. Turner is still retained under this agreement and has not been terminated, the Company will grant him additional options to purchase 50,000 shares of Common Stock under the 1997 Plan (or any successor plan) on August 9, 2002. All of the grants of options are subject to and conditioned upon the Company obtaining any necessary shareholder approvals.

     Effective August 9, 2000, Mr. Turner was granted 200,000 shares (post-split) of Restricted Stock ("Restricted Shares") under the Company's 2000 Restricted Stock Plan (the "Restricted Stock Plan"). (See the "Summary Compensation Table" above and the last paragraph of "Employment Agreements and Arrangements" for information concerning this plan and the grant to Mr. Turner of Restricted Shares.) The Restricted Shares required no payment by Mr. Turner, vested immediately and may be transferred in accordance with the terms and conditions of the 2000 Restricted Stock Plan. The Company will pay to Mr. Turner an amount in cash equal to the sum of such federal and state income taxes and any federal medicare taxes payable by Mr. Turner as a result of the granting of such Restrictive Shares plus a grossed-up amount necessary to offset any and all applicable federal, state and local excise, income or other taxes incurred by Mr. Turner by reason of the Company's payment of the amount of such Rhode Island income taxes incurred by reason of the grossed-up payments. Mr. Turner will not receive any payment from the Company respecting any tax liability associated with any transfer of the Restricted Shares by him.

     The Company has agreed to indemnify and hold harmless Mr. Turner for any claims, demands or causes of action arising out of the non-competition agreement between Mr. Turner and Citicorp, including, but not limited to, reimbursing Mr. Turner for all costs of defense, including reasonable attorneys' fees, and any losses of deferred compensation from Citicorp sustained by Mr. Turner as a result of this agreement.

     Under the agreement, if Mr. Turner's employment with the Company is terminated by reason of his death, discharge for Cause or resignation for other than Good Reason, as such terms are defined in the agreement, Mr. Turner (or his estate, as the case may be) is entitled to his base salary through the effective date of such termination and any other amounts to which Mr. Turner is entitled to under the agreement up to the effective date of such termination. If Mr. Turner's employment is terminated by reason of disability, discharge without Cause or by reason of Mr. Turner's resignation for Good Reason, he is entitled to receive the remaining amount of the base salary for the balance of the term of the agreement (as if the term had not been terminated). Mr. Turner also would be entitled to receive any additional benefits he may be entitled to under the express terms of the applicable benefits plans (other than bonus and severance plans), as well as to whatever medical coverage, if any, as is required to be provided by applicable law.

     Mr. Turner's agreement also provides that irrespective of the reason for his termination of employment with the Company, he may not compete with the Company during the term of the agreement or for two years after the date of such termination.

     In the event of a change in control, as defined in the agreement, during the term of the agreement, Mr. Turner is entitled to receive the amount of $1,000,000, and the agreement and his employment will terminate on the effective date of the change in control. Mr. Turner is not eligible to receive any other compensation in the event of a change in control.

     The Company does not presently have formal employment agreements with the other current Named Officers, although the Company has entered into agreements with these executives (and with certain other executives) with respect to employment arrangements in the event of a "Change in Control" of the Company, as defined in the agreement. These agreements provide for three-year employment terms for the covered executives commencing upon the date a change in control occurs (or earlier in certain circumstances where actions are taken in anticipation of a change in control). During each such employment term, the covered executive is to be employed in a position at least equal in all material respects with the highest position held by such executive during the six months immediately preceding the change in control and will be entitled to a base annual salary, annual bonus and benefits in values and amounts at least equal to those provided by the Company to the executive immediately prior to the commencement of the term of employment. In addition, upon the occurrence of a change in control, all benefits accrued by the executive under all non-qualified Company plans (including the Supplemental Retirement Plan) will become fully vested and shall be contributed to a rabbi trust for the benefit of the covered executive, and all options held by the executive will become fully vested and exercisable by the executive.

     If, following a change in control of the Company, an executive's employment is terminated during the term of employment (including as a result of resignation by executive without Good Reason, as defined in the agreement), such agreement provides with respect to the year in which his employment is terminated, that he will receive his base salary, bonus, and other compensation and benefits through the date of termination in accordance with Company policy in effect immediately prior to the commencement of the term of employment. In the event that a covered executive's employment is terminated (other than for Cause, as defined in the agreement) or such executive resigns for Good Reason, the Company is obligated to pay an amount equal to 2.99 times the sum of: (i) his then-current annual base salary; (ii) the total cash bonus received by the executive during the most recent full fiscal year; plus (iii) the maximum amount allowable under the Executive Perquisite Program during the most recent calendar year. In addition, the covered executive (together with his beneficiaries and dependents) will become fully vested in and continue to participate for up to three years at no cost to the executive in all Company life insurance and welfare plans on terms at least as favorable to executive as in effect immediately prior to termination. In addition, the executive will be entitled to receive the sum of all benefits accrued under the non-qualified plans plus the product of 2.99 times the average benefit accrued and/or contributions made to such non-qualified plans over the preceding three years. Such agreements further provide for the payment to the covered executives of amounts equal to any excise tax due as any payment or benefit constituting a "parachute payment" within the meaning of Section 280G of the Code, together with amounts necessary to gross-up such executives for any taxes due with respect thereto. Under the terms of the Company's option plans and various agreements, the exercisability of outstanding stock options may accelerate in the event of a change in control or termination of employment.

     The Company has two defined contribution 401(k) retirement savings and profit sharing plans (the "Plans") covering (subject to applicable time of service requirements) substantially all full-time employees in the United States, including the Named Officers, and employees in the Commonwealth of Puerto Rico. Under these Plans, an eligible employee may elect to defer receipt of a portion of base pay for each year. The Company contributes this amount on the employee's behalf to the Plans and also makes a matching contribution. For periods prior to January 1, 2001, the employer matching contribution was equal to 50% of the amount that the employee had elected to defer up to 5%, for a maximum matching contribution of 2.5% of the employee's base pay. Effective January 1, 2001, the Company increased the matching contribution for the United States Plan to 100% of the first 3% and 50% of the next 2% that the employee has elected to defer, up to a maximum matching contribution of 4% of the employee's base pay. The Company, at its discretion, may contribute additional amounts to the Plans on behalf of employees based upon its profits for a given fiscal year. Participants are 100% vested at all times in their entire account balance in the Plans. Benefits under the Plans generally will be paid to participants upon retirement or in certain other limited circumstances. The Company also has a Supplemental Retirement Plan, that is a defined contribution plan that provides to certain key employees, including the Named Officers, additional retirement benefits. The Company, at its discretion, may contribute additional amounts to the plan on behalf of such key employees equal to the percentage of profit sharing contributions contributed for the calendar year, multiplied by the key employees' compensation (as defined) for such year. See "Summary Compensation Table," above.

     In August 2000, the Board of Directors approved the Company's 2000 Restricted Stock Plan which provides for the grant of restricted stock awards to key employees of the Company and it subsidiaries. The Restricted Stock Plan authorizes an aggregate of 800,000 Shares to be issued pursuant to restricted stock awards ("RSAs"). The Shares to be delivered under the plan will be made available solely from issued Shares that have been reacquired by the Company. The Restricted Stock Plan is to be administered by the Compensation Committee of the Board, or another committee appointed by the Board, which committee has broad discretion to administer the plan. The Restricted Stock Plan provides that restricted stock awards will be subject to such restrictions (including as to transfer) and such forfeiture conditions as the Committee may determine. During fiscal 2001 grants of RSAs were made to a number of officers and other key employees. (See "Summary Compensation Table" above for information respecting grants to certain of the Named Officers). Each such grant was made pursuant to a restricted stock agreement entered into with the grantee providing that all RSAs shall become vested and non-forfeitable (to the extent they are unvested) if the grantee dies or becomes disabled or is terminated from employment by the Company without cause (as defined in the Restricted Stock Plan) and that, if the restricted stockholder ceases to be employed by the Company for other reasons (including by reason of termination for cause or voluntary termination), all of his or her unvested RSAs are forfeited.

     Commencing with respect to fiscal 2001, each executive officer of the Company has been required to receive a portion of his or her incentive bonus in the form of Restricted Shares. Under the Company's Management Stock Bonus Program, as in effect with respect to fiscal 2002, each executive officer was required to receive twenty percent (20%) of his bonus in Restricted Shares (each, a "Mandatory Award") and could elect to receive all or a portion of the remainder of his bonus, in ten percent (10%) increments, in additional awards of Restricted Shares (each, an "Optional Award"). The number of Restricted Shares so awarded was determined by using a per share price of $25.28 (post-split), the New York Stock Exchange closing price of the Common Stock on February 22, 2002, the last trading day of fiscal 2002 (the "Award Price"). Restricted Shares awarded as provided above vested immediately upon award, but are subject to transfer restrictions for two years from the effective date of the award. In addition, each executive officer received under the Management Stock Bonus Program with respect to fiscal 2002 supplemental awards of Restricted Shares equal to (i) the number of Restricted Shares that such executive officer would have been awarded assuming that his Mandatory Award and Optional Award, if any, had been calculated using a price per share of Common Stock equal to eighty percent (80%) of the Award Price, minus the number of Restricted Shares constituting the Mandatory Award and the Optional Award, if any, to such executive (the "20% Supplemental Award Shares"); and (ii) with regards to any executive officer electing to receive an Optional Award, such incremental number of Restricted Shares that such executive officer would have been awarded had his Optional Award been calculated using a price per share of Common Stock equal to seventy-five percent

(75%) of the Award Price, minus the number of Restricted Shares constituting the Optional Award and such 20% Supplemental Award Shares as relate to such executive's Optional Award (the "25% Supplemental Award Shares"; collectively with the 20% Supplemental Award Shares, the "Supplemental Award Shares"). Under the terms of the Management Stock Bonus Program, all 20% Supplemental Award Shares vest two years, and all 25% Supplemental Award Shares vest three years, after the effective date of the award, provided that the executive officer remains continuously employed by the Company during such period. Supplemental Award Shares are subject to transfer restrictions until vesting and are subject to forfeiture if the executive is terminated for cause or resigns before the applicable vesting period has expired. Under the Management Stock Bonus Program, as in effect with respect to fiscal 2001, each of Messrs. Calabro, Patel and Sweitzer received ten percent (10%) of their bonus in the form of Restricted Shares. Awards made under the Management Stock Bonus Program have been made from treasury shares of the Company under the Company's 2000 Omnibus Stock Option and Long-Term Incentive Plan. See "Summary Compensation Table," above.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     The graph set forth below compares, for the period February 22, 1997, through February 23, 2002 (the end of the Company's 2002 fiscal year), the cumulative total return to holders of Common Stock of the Company with the cumulative total return of the Standard & Poor's Composite 500 Index (the "S&P 500"), a peer group index ("Peer Group 1") of three companies, and a second peer group index ("Peer Group 2") of five companies, selected by the Company. Peer Group 1 consists of International Lottery & Totalizator Systems, Inc. (on-line lottery and totalizator), International Game Technology (gaming equipment manufacturer and supplier of on-line lottery goods and services) and Scientific Games Holdings Corporation (supplier of paper lottery tickets and on-line lottery goods and services). Peer Group 2 consists of Electronic Data Systems (global information technology services), First Data Corporation (electronic commerce and payment services), FiServ Inc. (full-service provider of integrated data management services and information management systems), NEC Corporation (internet products and services), and Global Payments Inc. (electronic transaction processing services). The Company elected to use Peer Group Indices rather than a published industry or line of business index because the Company is not aware of any such published index of companies which are as comparable in terms of their businesses. The Company has elected to use as its Peer Group Indices two Peer Groups, the first comprising companies in the lottery and gaming industries, and the second, consisting of a broad range of commercial transaction processing companies, because of the Company's belief that the businesses of both Peer Groups are comparable to the business of the Company and together provide a better basis for comparing the Company's shareholder return performance than would either Peer Group taken individually. For the purposes of the Peer Group Indices, both Peer Group 1 and Peer Group 2 companies have been weighted based upon their relative market capitalizations.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
              AMONG GTECH HOLDINGS CORPORATION, THE S&P 500 INDEX,
                              AND TWO PEER GROUPS

                              [PERFORMANCE GRAPH]

---------------------------------------------------------------------------------------------------------------------
                                                        Base
                                                       Period
                Company/Index Name                     Feb 97     Feb 98     Feb 99     Feb 00     Feb 01     Feb 02
---------------------------------------------------------------------------------------------------------------------
 GTECH HOLDINGS CORP                                   $100.00    $113.15    $72.11     $63.75     $86.02     $170.01
 S&P 500                                               $100.00    $135.00    $161.65    $180.61    $165.80    $150.03
 PEER GROUP 1                                          $100.00    $140.02    $109.37    $107.82    $296.88    $389.89
 PEER GROUP 2                                          $100.00    $98.71     $94.37     $180.74    $148.49    $ 98.42

     The above graph assumes an investment of $100 in the Company, the S&P 500 companies and in the Peer Group companies on February 22, 1997, and that all dividends were reinvested. The performances indicated in the above graph and table are not necessarily indicative of future performance.

     The reported closing price of the Company's Common Stock on the New York Stock Exchange on February 22, 2002 (the last trading day in the Company's 2002 fiscal year) was $25.28 (post-split). On June 3, 2002, such closing price was $27.15.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors of GTECH Holdings Corporation (the "Audit Committee") is composed of three non-employee directors of the Company who have been determined by the Board to be independent and, collectively, to possess the financial literacy and experience required by New York Stock Exchange rules. The Audit Committee operates under a written Audit Committee Charter adopted by the Board, a copy of which is attached as an appendix to this proxy statement.

     Management has the primary responsibility for the Company's financial statements and reporting process, including the systems of internal controls, and the Company's independent accountants are responsible for auditing the Company's financial statements. The Audit Committee's responsibility is to oversee these processes on behalf of the Board. However, the Audit Committee is not providing any expert or special assurances as to the Company's financial statements or any professional certification as to the independent accountant's work.

     In fulfilling its oversight responsibilities, the Audit Committee, among other things:

     - Reviewed and discussed with the Company's management, internal auditors, and its independent accountants the Company's fiscal 2002 audited consolidated financial statements, including the overall quality of the Company's accounting policies.

     - Discussed with the Company's independent accountants matters required to be discussed under generally accepted auditing standards, including matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by generally accepted auditing standards.

     - Discussed with the Company's independent accountants their independence from the Company, received from them the written disclosures required by the Independence Standards Board and considered whether the independent accountants' provision of services to the Company beyond those rendered in connection with their audit and review of the Company's consolidated financial statements is compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the amount of fees paid to the independent accountants for audit and non-audit services.

     Based on these reviews, meetings, discussions, and reports, and subject to the limitations on the Audit Committee's role and responsibilities referred to above and as outlined in the Audit Committee Charter, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements for fiscal 2002 be included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission. The Audit Committee also recommended the selection of Ernst & Young LLP as the Company's independent accountants for fiscal 2003.

                                          Audit Committee:

                                          Burnett W. Donoho, Chairman
                                          Robert M. Dewey, Jr.
                                          Sir Jeremy Hanley
June 18, 2002

INDEPENDENT AUDITORS AND FEES

     The firm of Ernst & Young LLP served as the Company's independent public accountants for fiscal 2002 and the Company anticipates that Ernst & Young LLP will serve as its independent public accountants for fiscal 2003, the Audit Committee having recommended the retention of Ernst & Young LLP as the Company's independent public accountants for fiscal 2003. A representative of Ernst & Young LLP is expected to be present at the Meeting and will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

     For the fiscal year ended February 23, 2002, fees paid by the Company for services provided by Ernst & Young LLP were as follows:

A.   Audit Fees..................................................    $550,000
B.   Audit Related Fees..........................................    $768,000
     (including international statutory audits and consultations on accounting standards and transactions)
     Financial Information Systems Design and Implementation
C.   Fees........................................................          $0
D.   Other Fees..................................................  $1,003,000
     (including income tax and other consulting services)

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Certain current and former officers and directors of the Company are parties to indemnification agreements with the Company providing for advances of their expenses and their indemnification by the Company against certain liabilities (including legal fees and expenses) incurred in legal proceedings or otherwise in connection with their present or past status as an officer or director of the Company. In addition, the Company's By-Laws provide for similar advancement of expenses to and indemnification of directors and officers of the Company. During fiscal 2002, no amounts were paid by the Company pursuant to such indemnification agreements or such By-Law provisions with respect to persons serving as directors or executive officers.

     During fiscal 2002, in connection with Mr. Cohen's relocation from Illinois to Rhode Island, the Company agreed to purchase his Illinois residence at the home's then fair market value and, accordingly the Company purchased his residence for $805,000. Approximately six months later, the Company sold Mr. Cohen's former residence for $655,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities ("reporting persons") to file certain reports of ownership and changes in their ownership of the Company's equity securities with the SEC and the New York Stock Exchange.

     As a result of an administrative oversight by the Company, Donald R. Sweitzer filed a late Form 4 which reported one transaction in October 2001. In addition, Antonio Carlos Rocha filed a late Form 4 which reported one transaction in November 2001. Based solely on the Company's review of Forms 3, 4 and 5 received by it from reporting persons with respect to fiscal year 2002, the Company believes that all other Forms 3, 4 and 5 required of reporting persons by Section 16(a) were filed on a timely basis.

SOLICITATION OF PROXIES

     The cost of soliciting the proxies will be paid by the Company. Directors, officers and employees of the Company may solicit proxies in person, or by mail, telephone or telegraph, but no such person will be specifically compensated for such services. The Company will request banks, brokers and other nominees to forward proxy materials to beneficial owners of stock held of record by them and will reimburse them for their reasonable out-of-pocket expenses in so doing.

SHAREHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's proxy material for the 2003 Annual Meeting of Shareholders, shareholders' proposals to take action at such meeting must comply with applicable SEC rules and regulations, must be directed to the Secretary of the Company at its offices set forth on page 1 of this proxy statement, and must be received by the Company not later than February 21, 2003.

MISCELLANEOUS

     A copy of the Company's 2002 Annual Report to Shareholders either has previously been mailed to you or is being mailed with this proxy statement but is not to be regarded as proxy solicitation material.

     THE COMPANY, UPON REQUEST, WILL FURNISH TO RECORD AND BENEFICIAL HOLDERS OF ITS COMMON STOCK, FREE OF CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES BUT WITHOUT EXHIBITS) FOR FISCAL 2002. COPIES OF EXHIBITS TO THE FORM 10-K ALSO WILL BE FURNISHED UPON REQUEST AND THE

PAYMENT OF A REASONABLE CHARGE. ALL REQUESTS SHOULD BE DIRECTED TO THE INVESTOR RELATIONS DEPARTMENT OF THE COMPANY AT THE OFFICES OF THE COMPANY SET FORTH ON PAGE 1 OF THIS PROXY STATEMENT.

                                          By order of the Board of Directors,

                                          Marc A. Crisafulli, Secretary

June 20, 2002

                                   APPENDIX A

                           GTECH HOLDINGS CORPORATION
                            AUDIT COMMITTEE CHARTER

PURPOSE

     The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") of GTECH Holdings Corporation (the "Company") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including the Company's systems of internal account and financial controls, the internal audit function and the annual independent audit of the Company's financial statements, and of the Company's legal compliance with ethics programs and policies as established by management and the Board. The Committee also shall assist the Board in such other matters as may be appropriately delegated to the Committee by the Board from time to time.

     In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention and shall have full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts to assist the Committee in fulfilling its role. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the independent auditors are ultimately accountable to the Board and the Committee.

     The Committee shall review the adequacy of its charter on an annual basis.

COMPOSITION

     The Committee shall consist of not less than three members of the Board, and the Committee's composition shall comply with the applicable rules and requirements of the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange (the "NYSE") relating to audit committees.

     Accordingly, within the time frames mandated by the applicable rules and requirements of the SEC and NYSE, all of the members of the Committee shall be directors:

          1. who have no relationship that may interfere with the exercise of their independence from management and the Company; and

          2. who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee shall have accounting or related financial management expertise.

RESPONSIBILITIES AND PROCESSES

     The Committee's role is one of oversight. The Committee and the Board recognize that the Company's management is responsible for preparing the Company's financial statements and that the independent auditors are responsible for auditing those financial statements. Additionally, the Committee and the Board recognize that the Company's financial management, including the Company's internal audit staff, as well as the independent auditors, have more time and knowledge and more detailed information concerning the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certificate as to the independent auditors' work.

     The following shall be the common recurring activities of the Committee in carrying out its oversight function. These activities are set forth as a guide, with the understanding that the Committee may diverge from this guide as it considers appropriate given the circumstances.

     - The Committee generally shall endeavor to help set the overall "tone" for quality financial reporting, sound business risk practices and ethical behavior by the Company.

     - The Committee shall review with management and the independent auditors prior to release to the public the audited financial statements to be included in the Company's annual report on Form 10-K

       (or in the annual report to shareholders if distributed prior to the filing of Form 10-K), and shall review and consider with the independent auditors the results of their audit and the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

     - As a whole, or through the Committee chair, the Committee shall review with management and the independent auditors prior to release to the public the Company's interim financial results to be included in the Company's quarterly reports on Form 10-Q, and shall review and consider with the independent auditors the matters required to be discussed by SAS No. 71.

     - The Committee shall review with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the quality, adequacy and degree of aggressiveness or conservatism of the accounting principles and estimates used or proposed to be used by the Company.

     - The Committee shall: request from the independent auditors annually a formal written statement delineating all relationships between such auditors and the Company consistent with Independence Standards Board Standard No. 1; discuss with the independent auditors any such disclosed relationships and their impact on the independent auditors' independence; and recommend that the Board take appropriate action in response to the independent auditors' report to satisfy itself of the independent auditors' independence.

     - The Committee shall review with the independent auditors the scope of their annual audit and their fees for audit and non-audit services.

     - The Committee (and the Board) shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the independent auditors.

     - The Committee shall review with management, the internal auditors and the independent auditors the effectiveness of the Company's internal audit function, including the adequacy of the Internal Audit Department's staffing, the degree of its independence and its access to and cooperation from the highest levels of management in the performance of its duties.

     - The Committee shall prepare or cause to be prepared for inclusion in the Company's proxy statements the Audit Committee report when and as required by applicable SEC rules.

     - The Committee shall report to the Board periodically concerning the material activities of the Committee.

                                   APPENDIX B

                           GTECH HOLDINGS CORPORATION
             2002 OMNIBUS STOCK OPTION AND LONG-TERM INCENTIVE PLAN

1. PURPOSE. The purpose of the GTECH Holdings Corporation 2002 Omnibus Stock Option and Long-Term Incentive Plan (the "Plan") is to further the interests of GTECH Holdings Corporation, a Delaware corporation (the "Company") and its shareholders by enabling the Company and its Affiliates to attract and retain highly talented employees and Non-employee Directors who are in a position to contribute materially to the success and profitability of the Company through Awards of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights and performance awards. The Awards will recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in the Company, thus enhancing their personal interest in the Company's continued success and progress.

2.  DEFINITIONS.  The following definitions shall apply to this Plan:

    (a) "AFFILIATE" means any corporation which is a subsidiary of the Company within the definition of "subsidiary corporation" under Section 424(f) of the Code.

    (b) "AUTHORIZED SHARES" means the total number of shares which the Certificate of incorporation permits the Company to sell.

    (c) "AWARD" means, individually or collectively, a grant under the Plan of a Nonqualified Stock Option, an Incentive Stock Option, Stock Appreciation Right, Restricted Stock or Performance Award.

    (d)  "BOARD" means the board of directors of the Company.

    (e)  "CODE" means the Internal Revenue Code of 1986, as amended.

    (f) "COMMITTEE" means the Compensation Committee of the Board designated from time to time by resolution of the Board. If at any time no Committee shall be in office, the functions of the "Committee" under the Plan shall be exercised by the Board.

    (g)  "COMPANY" means GTECH Holdings Corporation or any successor thereof.

    (h) "DATE OF GRANT" means the date or time when the Company completes the corporate action constituting the granting of an Award under the Plan.

    (i)  "EFFECTIVE DATE" means the date as determined in Section 18 herein.

    (j) "ELIGIBLE PERSON" means any officer and other Employee of the Company or any Affiliate and any Non-employee Director who is responsible for or contribute to the management, growth and/or profitability of the business of the Company and its Affiliates.

    (k) "EMPLOYEE" means any person employed on an hourly or salaried basis by the Company or any Affiliate of the Company that now exists or hereafter is organized or acquired by or acquires the Company. The term "Employee" shall not include any individual who is not treated as an employee on the payroll records of the Company or applicable Affiliate, even if such individual is determined to be a common law employee by a court or a governmental agency.

    (l) "EXECUTIVE" means any Employee who is a then-current member of the GTECH Senior Staff and is a Chief Executive Officer and President, Executive Vice President, or Senior Vice President.

    (m) "FAIR MARKET VALUE" means, as of any given date, the mean of the highest and lowest quoted selling prices of the Stock on the New York Stock Exchange (consolidated trading) or such other method of determining Fair Market Value as shall be authorized under the Code and adopted by the Committee. If trading in the Stock does not occur on the date as of which Fair Market Value is being determined, the next preceding date on which the Stock was traded will determine the Fair Market Value, utilizing the closing price on the immediately preceding trading day. If the Stock is not publicly traded on the date as of which Fair Market Value is being determined, the Board shall determine the Fair Market Value of the Stock, using such factors as the Board considers relevant, such as the price at which recent sales have been made, the book value of the Stock, and the Company's current and projected earnings.

    (n) "INCENTIVE STOCK OPTION" means a stock option granted pursuant to either this Plan or any other plan of the Company that satisfies the requirements of Section 422 of the Code and that entitles the Recipient to purchase stock of the Company or in an Affiliate.

    (o) "NON-EMPLOYEE DIRECTOR" means a director of the Company who is not an Employee of the Company or an Affiliate and has not been an Employee of the Company or an Affiliate during the twelve months preceding the Date of Grant.

    (p) "NONQUALIFIED STOCK OPTION" means a stock option granted pursuant to the Plan that is not an Incentive Stock Option and that entitles the Recipient to purchase stock of the Company or in an Affiliate.

    (q) "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to the Plan.

    (r) "OPTION AGREEMENT" means an agreement entered into between the Company and a Recipient which sets out the terms and restrictions of an Option Award granted to the Recipient.

    (s) "PERFORMANCE AWARD" means any right granted under Section 9 of the Plan.

    (t) "PERIOD OF RESTRICTION" means the period beginning on the Date of Grant of a Restricted Stock Award and ending on the date on which the Restricted Stock Shares subject to such Award are released from all restrictions imposed upon such Shares.

    (u) "PLAN" means the GTECH Holdings Corporation 2002 Omnibus Stock Option and Long-Term Incentive Plan as amended from time to time.

    (v)  "RECIPIENT" means an Eligible Person who receives an Award.

    (w)  "RESTRICTED STOCK" means an Award granted to a Recipient pursuant to
         Section 8 hereof.

    (x) "RESTRICTED STOCK AGREEMENT" means a written agreement entered into between the Company and a Recipient which sets out the terms and restrictions of a Restricted Stock Award granted to the Recipient.

    (y)  "SHARE" means a share of the Stock.

    (z) "STOCK" means the common stock of the Company, par value $0.01 per share of the Company.

    (aa) "STOCK APPRECIATION RIGHT" means any right granted under Section 7 of the Plan.

3. ADMINISTRATION. This Plan will be administered by the Committee. The Committee has the exclusive power to select the Recipients of Awards pursuant to this Plan, to grant Awards, to establish the terms of the Awards granted to each Recipient, and to make all other determinations necessary or advisable under the Plan. The Committee has the sole and absolute discretion to determine whether the performance of an Eligible Person warrants an Award under this Plan, and to determine the timing, size and type of the Award. The Committee has full and exclusive power to construe and interpret this Plan, to prescribe, amend, and rescind rules and regulations relating to this Plan, and to take all actions necessary or advisable for the Plan's administration. The Committee, in the exercise of its powers, may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any Agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. In exercising this power, the Committee may retain counsel at the expense of the Company. The Committee shall also have the power to determine the duration and purposes of leaves of absence which may be granted to a Recipient without constituting a termination of the Recipient's employment for purposes of the Plan. Any changes made to this Plan or the standard provisions contained herein by the Committee will be disclosed in a timely manner in the Company's next proxy statement. Any determinations made by the Committee will be final and binding on all persons. A member of the Committee will not be liable for performing any act or making any determination in good faith.

         Notwithstanding the foregoing, (i) Awards granted to officers, Non-employee Directors, or other persons subject to Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act") which are intended to comply with the exemption provided by Exchange Act Rule 16b-3(d)(1) shall be approved by the Board or a committee of the Board that meets the requirements described Exchange Act Rules 16b-3(d)(1) and 16-3(b)(3); and (ii) Awards granted to the officers considered "covered employees" under Code Section 162(m)(3) which are intended to comply with the exemption provided by Code 162(m)(4)(C) shall be approved by the Board or a committee of the Board that meets the requirements contained in Treasury Regulation Section 1.162-27(e)(3).

4. SHARES SUBJECT TO PLAN. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares that may be subject to Awards under the Plan shall be four million (4,000,000). No more than twenty-five percent (25%) of the maximum number of Shares authorized by this Plan shall be granted in the form of Stock Appreciation Rights, Restricted Stock Awards and Performance Awards; and, further, in any one calendar year, Stock Options and Stock Appreciation Rights granted to an eligible employee may not exceed in the aggregate 500,000 Shares authorized under the Plan. Any Shares subject to an Award that expires or otherwise terminates without having been exercised, any Shares that are subject to an Award that are forfeited, and any Shares withheld for the payment of taxes with respect to an Award shall continue to be available for Awards under the Plan; provided, however, that except as provided in Section 10 below, no Option shall be amended to reduce the exercise price or exchanged for another Option with a lower exercise price. If the exercise price of any Option is satisfied by tendering Shares to the Company, only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

5. ELIGIBILITY. Any Eligible Person that the Committee in its sole discretion designates is eligible to receive an Award under this Plan; provided, however, that Incentive Stock Options shall be granted only to Employees. The Committee's grant of an Award to a Recipient in any year does not require the Committee to grant an Award to such Recipient in any other year. Furthermore, the Committee may grant different Awards to different Recipients and has full discretion to choose whether to grant Awards to any Eligible Person. The Committee may consider such factors as it deems pertinent in selecting Recipients and in determining the types and sizes of their Awards, including, without limitation, (i) the financial condition of the Company; (ii) the expected profits for the current or future years;
    (iii) the contributions of a prospective Recipient to the profitability and success of the Company or its Affiliates; and (iv) the adequacy of the prospective Recipient's other compensation. Recipients may include persons to whom stock, stock options, or other benefits previously were granted under this or another plan of the Company or any Affiliate, whether or not the previously granted benefits have been fully exercised or vested. A Recipient's right, if any, to continue to serve the Company and its Affiliates as an officer, Employee, Non-employee Director, or otherwise will not be enlarged or otherwise affected by his designation as a Recipient under this Plan, and such designation will not in any way restrict the right of the Company or any Affiliate, as the case may be, to terminate at any time the employment of any Recipient.

6. OPTIONS. Each Option granted to a Recipient under the Plan shall contain such provisions as the Committee at the Date of Grant shall deem appropriate. Each Option granted to a Recipient will satisfy the following requirements:

    (a) AGREEMENT. Each Option granted to a Recipient will be evidenced by a written or electronic Option Agreement. The terms of the Option Agreement need not be identical for different Recipients. The Option Agreement shall include a description of the substance of each of the requirements in this Section 6 with respect to that particular Option.

    (b) NUMBER OF SHARES. Each Option Agreement shall specify the number of Shares that may be purchased by exercise of the Option.

    (c) EXERCISE PRICE. Except as provided in Section 6(h), the exercise price of each Share subject to an Option shall equal the exercise price designated by the Committee on the Date of Grant, but shall not be less than the Fair Market Value of the Share on the Option's Date of Grant.

    (d) DURATION OF OPTION. Except as provided in Section 6(h), an Incentive Stock Option granted to an Employee shall expire on the tenth anniversary of its Date of Grant or at such earlier date as is set by the Committee in establishing the terms of the Incentive Stock Option at grant. Except as provided in Section 6(l), a Nonqualified Stock Option granted to an Employee shall expire on the tenth anniversary of its Date of Grant or at such earlier or later date as is set by the Committee in establishing the terms of the Nonqualified Stock Option at grant.

    (e) VESTING OF OPTION. Each Option Agreement shall specify the vesting schedule applicable to the Option, provided that the Committee may determine that an option is immediately vested in full. The Committee, in its sole and absolute discretion, may accelerate the vesting of any Option at any time. In addition, an Option may be subject to accelerated vesting under Section 10 below. In addition, unless the Committee determines otherwise in its sole and absolute discretion, Options shall vest in equal installments over four years.

    (f) TERMINATION OF SERVICE OR AFFILIATION. Subject to Sections 10, 12 and this Section 6(f) below, at or after the Date of Grant, the Committee shall determine, in its sole discretion, the period, if any, during which vested Options may be exercised following termination of the Recipient's employment with the Company and its Affiliates by reason of death, disability, retirement or termination without Cause, and whether and to what extent unvested Options shall be exercisable on an accelerated basis; provided, however, that no Option shall be exercisable after its expiration date. Unless otherwise determined by the Committee at or after grant of the Option, if a Recipient's employment with the Company and its Affiliates is terminated for any reason other than Cause, no further installments of the Option shall become exercisable after such termination of employment and the Option, to the extent exercisable, shall terminate on the earlier of (i) six
         (6) months (three (3) months if the Option is an Incentive Stock Option) following the Recipient's termination of employment or (ii) the specified expiration date of the Option. An approved leave of absence of up to ninety (90) days (or longer if the Employee's right to return to employment is guaranteed by contract, statute or the policy of the Company) shall not constitute a termination of employment. Unless otherwise determined by the Committee in its discretion, if a Recipient's employment is terminated for Cause, all unexercised vested and unvested Options held by such Recipient shall lapse and be forfeited on the date of termination of employment. For purposes of the Plan, "Cause" shall mean activities which constitute a serious breach of conduct as determined by the Board in its sole discretion, including, but not limited to: (i) the willful failure by the Recipient to perform substantially his duties as an employee of the Company or its Affiliates (other than due to physical or mental illness) after reasonable notice to the Recipient of such failure; (ii) the Recipient's engaging in serious misconduct that is injurious to the Company and/or its Affiliates; (iii) the Recipient's having been convicted of, or entered a plea of nolo contendere to a crime that constitutes a felony; (iv) the breach by the Recipient of any written covenant or agreement with the Company and/or its Affiliates not to disclose or misuse any information pertaining to the Company or not to compete or interfere with the Company and/or its Affiliates; or (v) abuse of illegal drugs or other controlled substances, or habitual intoxication. In the event an Executive or Non-employee Director retires from the Company (such retirement to be determined at the sole discretion of the Committee), all unvested Options previously granted to such Executive or Non-Employee Director shall vest, and he/she shall have two (2) years to exercise all vested Options.

    (g) CONDITIONS REQUIRED FOR EXERCISE. Subject to the terms and conditions established by the Committee, Options may be exercised, in whole or in part to the extent exercisable, at any time and from time to time during the Option exercise period; provided, however, unless otherwise determined by the Committee at or after the Date of Grant, no Option shall be exercisable during the six month period commencing on the Date of Grant. Furthermore, Options granted to Employees under the Plan shall be exercisable only if the issuance of Shares pursuant to the exercise would be in compliance with applicable securities laws, as contemplated by Section 11 of the Plan. Each Agreement shall specify any additional conditions required for the exercise of the Option.

    (h) TEN PERCENT SHAREHOLDERS. An Incentive Stock Option granted to an individual who, on the Date of Grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of either the Company or any parent or Subsidiary, shall be granted at an exercise price of 110 percent of Fair Market Value on the Date of Grant and shall be exercisable only during the five-year period immediately following the Date of Grant. In calculating stock ownership of any person, the attribution rules of Code Section 424(d) will apply. Furthermore, in calculating stock ownership, any stock that the individual may purchase under outstanding options will not be considered.

    (i) MAXIMUM OPTION AWARDS. The aggregate Fair Market Value, determined on the Date of Grant, of stock in the Company with respect to which any Incentive Stock Options under the Plan and all other plans of the Company or its Subsidiaries (within the meaning of Section 424 of the Code) may become exercisable by any individual for the first time in any calendar year shall not exceed $100,000.

    (j) CONVERSION OF INCENTIVE STOCK OPTIONS INTO NONQUALIFIED OPTIONS. The Committee, at the written request or with the written consent of any holder of an Incentive Stock Option, may take such actions, in its discretion, as may be necessary to convert such holder's Incentive Stock Options (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Nonqualified Stock Options at any time prior to the expiration of such Incentive Stock Option, regardless of whether the holder is an employee of the Company or its Affiliates at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period. At the time of such conversion, the Committee, (with the consent of the Recipient) may impose such conditions on the exercise of the resulting Nonqualified Stock Option as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in this Plan shall be deemed to give any Recipient the right to have such Recipient's Incentive Stock Options converted into Nonqualified Stock Options, and no such conversion shall occur, until and unless the Committee shall take appropriate action.

    (k) METHOD OF EXERCISE. An Option granted under this Plan shall be deemed exercised when the person entitled to exercise the Option (i) delivers written notice to the Company of the decision to exercise, specifying the number of Shares to be purchased, (ii) concurrently tenders to the Company full payment for the Shares to be purchased pursuant to the exercise, and (iii) complies with such other reasonable requirements as the Committee may establish. Payment for Shares with respect to which an Option is exercised may be made in cash, or by certified or bank check. As determined by the Committee in its sole discretion, payment in full or in part may be made in the form of unrestricted Stock already owned for at least six (6) months by the Option holder and having a Fair Market Value equal to the exercise price; provided, however, in the case of an Incentive Stock Option, the right to make payment in the form of currently owned Shares may be authorized only at the time such Option is granted. The Committee, in its discretion, may permit a cashless exercise which shall be effected by the Option holder's delivery of instructions to a broker to sell a sufficient number of Shares to cover the costs and expenses associated therewith. No person will have the rights of a shareholder with respect to Shares subject to an Option granted under this Plan until a certificate or certificates for the Shares have been delivered to him. A partial exercise of an Option will not affect the holder's right to exercise the Option from time to time in accordance with this Plan as to the remaining Shares subject to the Option.

    (l) DESIGNATION OF BENEFICIARY. Each Recipient shall designate, on a form provided by the Committee, a beneficiary to receive Options awarded hereunder in the event of his death prior to full exercise of such Options; provided, that if no such beneficiary is designated or if the beneficiary so designated does not survive the Recipient, the estate of such Recipient shall be deemed to be his beneficiary.

         Such Recipients may, by written notice to the Committee, change the beneficiary designated in any outstanding Option Agreements.

    (m) NONTRANSFERABILITY OF OPTION. Except to the extent permitted by the Committee in its discretion, (i) an Option granted under this Section to a Recipient who is an individual is not transferable except by will or the laws of descent and distribution and (ii) during the lifetime of such Recipient, all rights of the Option are exercisable only by him or her. A transferred Option shall continue to be subject to the same terms and conditions as were applicable to such Option immediately prior to transfer.

7.  STOCK APPRECIATION RIGHTS.

    (a) GRANT OF SARs. Awards may be made in the form of Stock Appreciation Rights (SARs). A SAR may be granted in tandem with all or a portion of a related Option under the Plan ("Tandem SARs"), or may be granted separately ("Freestanding SARs"). A Tandem SAR may be granted either at the time of the grant of the related Option or at any time thereafter during the term of the Option. The grant of a SAR shall be evidenced by a SAR Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of this
         Section 7 and to the limitations set forth in Section 4. In no event shall any SARs granted extend for a period in excess of ten years from the Date of Grant.

    (b) TERMS AND CONDITIONS OF TANDEM SARs. A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related Option is exercisable, and the "exercise price" of such an SAR shall be the exercise price under the related Option. However, at no time shall a Tandem SAR be issued if the exercise price of its related Option is less than one-hundred percent (100%) of the Fair Market Value of the Stock on the Date of Grant of the Tandem SAR. If a related Option is exercised as to some or all of the shares covered by the grant, the related Tandem SAR, if any, shall be cancelled automatically to the extent of the number of shares covered by the Option exercise. Upon exercise of a Tandem SAR as to some or all of the shares covered by the grant, the related Option shall be cancelled automatically to the extent of the number of Shares covered by such exercise, and such Shares shall again be eligible for a grant in accordance with Section 4 hereof, except to the extent any shares of Stock are issued to settle the SAR.

    (c) TERMS AND CONDITIONS OF FREESTANDING SARS. Freestanding SARs shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The exercise price per share of a Freestanding SAR shall be set by the Committee at the date of Grant and in no event shall be less than 100% of the Fair Market Value of the Stock on the Date of the Grant.

    (d) DEEMED EXERCISE. The Committee may provide that a SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR, if at such time, the SAR by its terms remains exercisable and, if exercised, would result in a payment to the holder of such SAR.

    (e) ADDITIONAL TERMS AND CONDITIONS. The Committee may determine such other terms, conditions, restrictions and/or limitations, if any, of any SAR, provided they are not inconsistent with the Plan and are included in the SAR Agreement.

    (f) EXERCISE OF SARs. A holder shall exercise his or her SARs by giving written notice of such exercise in the form and manner determined by the Committee, and the date upon which such written notice is received by the Company shall be the exercise date for the SARs. A SAR shall entitle the holder to receive a payment equal to the excess of the Fair Market Value of a Share of Stock on the date of exercise over the exercise price of the SAR, multiplied by the number of shares with respect to which the SAR relates.

    (g) PAYMENT OF SARs. Payment by the Company of a SAR may be in cash, in shares of Stock or Restricted Stock or any combination, as the Committee shall determine. To the extent paid in shares of Stock or Restricted Stock, the value of the Stock or Restricted Stock so paid shall be the Fair Market Value of a Share of Stock upon exercise of the SAR.

8. RESTRICTED STOCK. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Recipients in such amounts as the Committee shall determine in its sole and absolute discretion. Each Restricted Stock Award granted to a Recipient under the Plan shall contain such provisions as the Committee at the Date of Grant shall deem appropriate. Each Restricted Stock Award granted to a Recipient will satisfy the following requirements:

    (a) AGREEMENT. Each Restricted Stock Award granted to a Recipient will be evidenced by a written or electronic Restricted Stock Agreement. The terms of the Restricted Stock Agreement need not be identical for different Recipients. The Restricted Stock Agreement shall specify the Period of Restriction during which a Recipient's right to all or a portion of such restricted Stock shall vest over time, subject to the other terms and conditions set forth in the Agreement. The Committee may impose vesting conditions in addition to continuous employment. The Committee also may, in its sole discretion, shorten or terminate the Period of Restriction or waive any conditions or restrictions applicable to a Recipient's Restricted Stock. In addition, the Restricted Stock Agreement shall include a description of the substance of each of the requirements in this Section with respect to that particular Restricted Stock Award.

    (b) NUMBER OF SHARES. Each Agreement shall specify the number of Restricted Stock Shares awarded to the Recipient.

    (c) TRANSFERABILITY. Except as provided in this subsection (c), the Restricted Stock Shares granted under this Plan to Recipients who are individuals may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee at grant and specified in the Restricted Stock Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee at grant and specified in the Restricted Stock Agreement.

    (d) OTHER RESTRICTIONS. The Committee may impose such other restrictions on any Restricted Stock Shares granted pursuant to this Plan as it may deem advisable including, without limitation, vesting restrictions, restrictions based upon the achievement of specific Company and/or individual performance goals, and/or restrictions under applicable federal or state securities laws, and may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions. The Committee may also require that Recipients make cash payments at the time of grant or upon lapsing of restrictions. Such cash payments, if imposed, will be in an amount not less than the par value of the Restricted Stock Shares. Vesting provisions are fully consistent with those applicable to the Options. Unless the Committee determines otherwise in its sole and absolute discretion, Restricted Stock shall vest in equal installments over four years.

    (e) RESTRICTED STOCK CERTIFICATES. Each Restricted Stock Award may be evidenced in such a manner as the Committee deems appropriate, including, without limitation, book entry registration or issuance of a stock certificate or certificates and by an Restricted Stock Agreement setting forth the terms of such Restricted Stock Award. To the extent a stock certificate is issued, the Secretary of GTECH shall hold such certificates for the Recipient's benefit until such time as the restrictions lapse or the Restricted Stock is forfeited to the Company.

    (f) REMOVAL OF RESTRICTIONS. Except as otherwise provided in this Section 8, Restricted Stock Shares shall become freely transferable by the Recipient after the last day of the Period of Restriction. Once the Restricted Stock Shares are released from the restrictions, the Recipient or the Recipient's beneficiary or estate shall be entitled to delivery of a stock certificate, free of all such restrictions.

    (g) VOTING RIGHTS. During the Period of Restriction, Recipients holding Restricted Stock Shares may exercise full voting rights with respect to such Shares.

    (h) DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Recipients holding Restricted Stock Shares shall be entitled to receive all dividends and other distributions paid with respect to such Shares while they are so held. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in Stock, which may be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. If any such dividends or distributions are paid in Shares, such Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock Shares with respect to which they were paid.

    (i) DEATH. In the case of the death of a Recipient, the restrictions on the Recipient's Restricted Stock Shares shall expire on the date of such Recipient's death.

    (j) DISABILITY. In the case of the total and permanent disability (as defined in Code Section 22(e)(3)) of a Recipient and a resulting termination of employment with the Company and its Affiliates, the restrictions on the Recipient's Restricted Stock Shares shall expire on such Recipient's last day of employment.

    (k) RETIREMENT. If a Recipient's employment terminates by reason of normal retirement under the Company's normal retirement policies, the restrictions on the Recipient's Restricted Stock Shares shall expire on such Recipient's last day of employment.

    (l) TERMINATION OF SERVICE OR AFFILIATION, AND VESTING. If a Recipient ceases employment with the Company and its Affiliates for any reason other than death, disability, or retirement (as described above), all nonvested Restricted Stock Shares held by the Recipient shall be forfeited immediately and returned to the Company; provided, however, that the Committee, in its sole and absolute discretion, shall have the right to provide for vesting of the Restricted Stock (which includes immediate vesting in full) or for expiration of the restrictions on Restricted Stock Shares following termination of employment, upon such terms and provisions as it deems proper.

    (m) DESIGNATION OF BENEFICIARY. Each Recipient who is an individual shall designate, in the Restricted Stock Agreement he executes, a beneficiary to receive Restricted Stock Shares awarded hereunder in the event of his death prior to removal of all restrictions on such Shares; provided, that if no such beneficiary is designated or if the beneficiary so designated does not survive such Recipient, the estate of such Recipient shall be deemed to be his beneficiary. Such Recipients may, by written notice to the Committee, change the beneficiary designated in any outstanding Restricted Stock Agreements.

9. PERFORMANCE AWARDS. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Awards to Recipients in such amounts as the Committee shall determined in its sole and absolute discretion. A Performance Award shall consist of a right to receive Shares that is (i) valued, as determined by the Committee, in accordance with the achievement of such performance goals as the Committee shall establish and (ii) payable at such time and in such form as the Committee shall determine. Each Performance Award granted to a Recipient will satisfy the following requirements:

    (a) AGREEMENT. Each Performance Award granted to a Recipient will be evidenced by a written or electronic Stock Agreement. The terms of the Stock Agreement need not be identical for different Recipients. The Stock Agreement shall include a description of the substance of each of the requirements in this Section with respect to that particular Performance Award. The Stock Agreement shall specify: the number of Shares subject to the Performance Award; the performance goals to be achieved during any performance period; the length of the performance period (which must be at least one year); the consequences of death, disability, retirement and other termination of employment; and all other applicable terms and conditions. Performance Awards will be paid in Shares following the close of a performance period, unless the Committee determines, in its sole discretion, to make such payment in cash based on the then Fair Market Value of the Stock.

10. CHANGE-IN-CONTROL PROVISIONS.

    (a) EFFECT OF CHANGE-IN-CONTROL. In the event of any Change-In-Control, the Committee shall take such action as it deems appropriate and equitable to effectuate the purposes of this Plan and to protect the Recipients, which actions may include, but without limitation, the following: (i) provide that Awards shall be assumed or equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), with appropriate adjustments as to the number and kinds of shares or units and exercise prices; (ii) upon written notice to the Recipients, provide that the Plan and all unexercised Awards (or portions thereof) will terminate immediately prior to the consummation of the Change-In-Control unless exercised by the Recipient within a specified period of time; (iii) provide that such Awards shall be immediately vested, fully earned, exercisable, and/or, in the case of Options, converted into SARs, as appropriate, upon a Change-In-Control; (iv) provide that the Company shall make full payment to each such Recipient with respect to any Performance Award, deliver certificates to such Participant with respect to each Restricted Stock Award, and permit the exercise of Options and/or SARs, respectively, granted hereunder to such Participant; (v) terminate all Awards in exchange for a right to participate in any stock option or other employee benefit plan of any successor corporation (giving proper credit to any holder of an Award for that portion of the Award which has otherwise vested and become exercisable prior to any such Change-In-Control); and (vi) in the event that such Change-In-Control is a merger or other transaction under the terms of which holders of Stock of the Company will receive upon the consummation thereof a cash payment for each share surrendered in the merger or other transaction (the "Transaction Price"), make or provide for a cash payment to the Recipient equal to the difference between (A) the Transaction Price times the number of shares of Stock subject to such outstanding Awards (to the extent then exercisable at prices not in excess of the Transaction Price) and (B) the aggregate exercise price of all such outstanding Awards that shall become exercisable in full immediately prior to such event.

    (b) DEFINITION OF "CHANGE-IN-CONTROL". For purposes of this Section, a "Change-In-Control" means the happening of any of the following:

         (i) the members of the Board at the beginning of any consecutive twenty-four calendar month period (the "Incumbent Directors") cease for any reason to constitute at least a majority of the members of the Board, provided that any director whose election, or nomination for election by the Company's stockholders, was approved by vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such twenty-four calendar month period shall be deemed an Incumbent Director;

         (ii) any "person" including a "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any of its Affiliates or any employee benefit plan of the Company or any of its Affiliates) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing the greater of 30% or more of the combined voting power of the Company's then outstanding securities;

         (iii) the stockholders of the Company shall approve a definite agreement (1) for the merger or other business combination of the Company with or into another corporation if (A) a majority of the directors of the surviving corporation were not directors of the Company immediately prior to the merger or (B) the stockholders of the Company immediately prior to the effective date of such merger own less than 50% of the combined voting power in the then outstanding securities in such surviving corporation or (2) for the sale or other disposition of all or substantially all of the assets of the Company; or

         (iv) the purchase of Stock pursuant to any tender or exchange offer made by any "person", including a "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, any of its Affiliates or any employee benefit plan of the Company or any of its Affiliates, for 30% or more of the Stock of the Company.

    (c) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, each Grant shall terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

11. TAXES; COMPLIANCE WITH LAW; APPROVAL OF REGULATORY BODIES; LEGENDS. The Company shall have the right to withhold from payments otherwise due and owing to the Recipient (or his beneficiary) or to require the Recipient (or his beneficiary) to remit to the Company in cash upon demand an amount sufficient to satisfy any federal (including FICA and FUTA amounts), state, and/or local withholding tax requirements at the time the Recipient (or his beneficiary) recognizes income for federal, state, and/or local tax purposes with respect to any Award under this Plan.

    Awards can be granted, and Shares can be delivered under this Plan, only in compliance with all applicable federal and state laws, regulations and the rules of all stock exchanges on which the Company's stock is listed at any time, and the Company's counsel's approval of all other legal matters related thereto. An Option is exercisable, and a Restricted Stock Award or Performance Award is payable, only if either (a) a registration statement pertaining to the Shares to be issued has been filed with and declared effective by the Securities and Exchange Commission and remains effective on the date of exercise of the Option or issuance of the Restricted Stock Award or Performance Award, or (b) an exemption from the registration requirements of applicable securities laws is available. This Plan does not require the Company, however, to file such a registration statement or to assure the availability of such exemptions. Any certificate issued to evidence Shares issued under the Plan may bear such legends and statements, and shall be subject to such transfer restrictions, as the Committee deems advisable to assure compliance with federal and state laws and regulations and with the requirements of this Section. No Option may be exercised, and Shares may not be issued under this Plan, until the Company has obtained the consent or approval of every regulatory body, federal or state, having jurisdiction over such matters as the Committee deems advisable.

    Each person who acquires the right to exercise an Option or to ownership of Shares by bequest or inheritance may be required by the Committee to furnish reasonable evidence of ownership of the Option as a condition to his exercise of the Option. In addition, the Committee may require such consents and releases of taxing authorities as the Committee deems advisable.

    With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time, or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Plan administrators.

12. ADJUSTMENT UPON CHANGE OF SHARES. If a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering, or other expansion or contraction of the Stock of the Company occurs, the number and class of Shares for which Awards are authorized to be granted under this Plan, the number and class of Shares then subject to Awards previously granted to Employees under this Plan, and the price per Share payable upon exercise of each Award outstanding under this Plan shall be equitably adjusted by the Committee to reflect such changes. To the extent deemed equitable and appropriate by the Board, subject to any required action by shareholders, in any merger, consolidation, reorganization, liquidation or dissolution, any Award granted under the Plan shall pertain to the securities and other property to which a holder of the number of Shares of stock covered by the Award would have been entitled to receive in connection with such event.

13. LIABILITY OF THE COMPANY. The Company, its parent and any Affiliate that is in existence or hereafter comes into existence shall not be liable to any person for any tax consequences incurred by a Recipient or other person with respect to an Award.

14. AMENDMENT AND TERMINATION OF PLAN. The Board may alter, amend, or terminate this Plan, and the Committee may amend any Award, at any time and from time to time, without approval of the shareholders of the Company. The Board may, however, condition any amendment on the approval of the shareholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws or stock exchange rules to which the Company, the Plan, Recipients or Eligible Persons are subject. Any amendment, whether with or without the approval of shareholders of the Company, that alters the terms or provisions of an Award granted before the amendment (unless the alteration is expressly permitted under this Plan) will be effective only with the consent of the Recipient to whom the Award was granted or the holder currently entitled to exercise it. Nothing under this Plan shall limit the right of the Company to create another plan providing Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, or Performance Awards. Notwithstanding the foregoing provisions contained in this Section 14, nothing herein shall permit the Board or the Committee to re-price Options without the approval of the shareholders of the Company.

15. INDEMNIFICATION. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company, to the fullest extent permissible by Delaware Law, against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be made as party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company's approval, or paid by such person in satisfaction of any judgment in any such action, suit, or proceeding against such person, provided such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

16. DURATION OF PLAN. Unless earlier terminated, the Plan shall terminate on the tenth anniversary of the Effective Date, and no Awards shall be granted under the Plan thereafter.

17. APPLICABLE LAW. The validity, interpretation, and enforcement of this Plan are governed in all respects by the laws of Delaware and the United States of America.

18. EFFECTIVE DATE. The Effective Date of this Plan shall be the earlier of (i) the date on which the Board adopts the Plan or (ii) the date on which the Shareholders approve the Plan. However, if the Shareholders fail to approve the Plan within one year after adoption of the Plan by the Board, any Awards granted under the Plan shall be null and void and of no effect.

                                     PROXY

                           GTECH HOLDINGS CORPORATION

                 ANNUAL MEETING OF SHAREHOLDERS, AUGUST 5, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints MARC A. CRISAFULLI, MICHAEL K. PRESCOTT and DENISE M. OGILVIE and each or any of them as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of GTECH HOLDINGS CORPORATION, held of record by the undersigned on June 7, 2002, at the Annual Meeting of Shareholders of GTECH Holdings Corporation to be held August 5, 2002, and at any adjournment thereof.

     The Board of Directors recommends a vote FOR Proposal No. 1, and FOR Proposal No. 2. This Proxy, when properly executed, will be voted as specified on the reverse side. THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 1 AND FOR PROPOSAL NO. 2 IF NO SPECIFICATION IS MADE.

                      (Continued and to be dated and signed on the reverse side)

                                       GTECH HOLDINGS CORPORATION
                                       P.O. BOX 11349
                                       NEW YORK, N.Y. 10203-0349

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
                                                               Detach Proxy Card Here
                                                               +                    +
____________________________________________________________________________________________________________________________________

   _____

   _____

___________________________________________________________________________________________________________________________
(1) Election of The Rt. Hon. Sir Jeremy Hanley KCMG and
    Anthony Ruys as directors of GTECH Holdings Corporation
    for a three-year term of office expiring in 2005,
    and Lt. Gen. (Ret.) Emmett Paige Jr. as director of
    GTECH Holdings Corporation for a one-year term of
    office expiring in 2003.                                 (Insert the name(s) of the nominee(s) for whom you do not wish
                                         VOTE FOR ALL,        to vote in the space provided.)
                        WITHHOLD          EXCEPT FOR
      VOTE FOR          AUTHORITY        THE FOLLOWING
    ALL NOMINEES     FOR ALL NOMINEES      NOMINEE(S)        _____________________________________________________________
        ___                ___                ___

        ___                ___                ___

(2) Approval of the 2002 Omnibus Stock Option and Long-Term
    Incentive Plan.

        FOR              AGAINST            ABSTAIN
        ___                ___                ___

        ___                ___                ___

_______________________________________________________________________________________________________________________________
(3) In their discretion, on such other business as may
    properly come before the Meeting.
_________________________________________________________

                                                             To change your address, please mark this box.       ___
                                                                                                                 ___

                                                             To include any comments, please mark this box.      ___
                                                                                                                 ___

                                                             Please sign your name exactly as it appears hereon.
                                                             When signing as attorney, executor, administrator,
                                                             trustee or guardian, please give full title as such.
                                                             If a corporation, please sign in full corporate name
                                                             by President or other authorized officer. If a
                                                             partnership, please sign name by authorized person

                                                             Date _________________________________________________

                                                             ______________________________________________________
                                                             (Share Owner sign here)

                                                             ______________________________________________________
                                                             (Co-Owner sign here)

                                                                          Votes must be indicated      ___
Please Sign, Date and Return the Proxy Card Promptly Using                (x) in Black or Blue ink.     X
the Enclosed Envelope.                                                                                 ___
____________________________________________________________________________________________________________________________________

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